Exhibit (10)(ii)

CONFORMED COPY

364-DAY CREDIT AGREEMENT

dated as of

November 6, 2001

among

AMERICAN STANDARD COMPANIES INC.

AMERICAN STANDARD INC.

AMERICAN STANDARD INTERNATIONAL INC.

The Borrowing Subsidiaries Party Hereto

The Lenders Party Hereto

and

THE CHASE MANHATTAN BANK,
as Administrative Agent and Swingline Lender

BANK OF AMERICA, N.A.,
CITIBANK, N.A.,
DEUTSCHE BANK AG
as Syndication Agents

THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY,
LLOYDS TSB BANK PLC
as Documentation Agents

JP MORGAN,
as Advisor, Lead Arranger and Book Manager

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3

SCHEDULES

Schedule 1.01	—	Initial Material Subsidiaries

Schedule 2.01	—	Commitments

Schedule 2.17	—	Payment Accounts

Schedule 3.06	—	Litigation

Schedule 3.10	—	Environmental Matters

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Schedule 6.02	—	Existing Liens

Schedule 6.03	—	Existing Sale-Leaseback Transactions

Schedule 6.04	—	Existing Subsidiary Indebtedness

EXHIBITS:

Exhibit A	—	Form of Assignment and Acceptance

Exhibit B-1	—	Form of Borrowing Subsidiary Agreement

Exhibit B-2	—	Form of Borrowing Subsidiary Termination

Exhibit C	—	Reserve Costs

Exhibit D-1	—	Form of Opinion of Paul McGrath, General Counsel

Exhibit D-2	—	Form of Opinion of Cahill Gordon & Reindel, Counsel for the Borrowers

Exhibit E	—	Form of Compliance Certificate

Exhibit F	—	Form of Note

Exhibit G	—	Form of Subsidiary Guarantee Agreement

Exhibit H	—	Form of Indemnity, Subrogation and Contribution Agreement

364-DAY CREDIT AGREEMENT dated as of November 6, 2001, among AMERICAN STANDARD COMPANIES INC., a Delaware corporation (“Holdings”); AMERICAN STANDARD INC., a Delaware corporation (the “Company”); AMERICAN STANDARD INTERNATIONAL INC., a Delaware corporation (“ASII”); the BORROWING SUBSIDIARIES from time to time party hereto (the “Borrowing Subsidiaries”, and, together with the Company and ASII, the “Borrowers”); the LENDERS from time to time party hereto; THE CHASE MANHATTAN BANK, as Administrative Agent and as Swingline Lender; BANK OF AMERICA, N.A., CITIBANK, N.A. and DEUTSCHE BANK AG, as Syndication Agents; and THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY and LLOYDS TSB BANK PLC, as Documentation Agents.

                  The Borrowers have requested the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) to extend credit in the form of (a) Commitments under which the Borrowers may obtain Loans in US Dollars in an aggregate principal amount at any one time outstanding not in excess of US$300,000,000 and (b) Swingline Loans in US Dollars in an aggregate principal amount at any time outstanding not in excess of US$50,000,000. The Borrowers have also requested the Lenders to provide a procedure pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on short-term Loans to the Borrowers. The proceeds of Borrowings hereunder on the Effective Date are to be used to refinance existing Indebtedness of the Borrowers under the Existing Credit Agreement; proceeds of subsequent Borrowings hereunder are to be used for working capital and for general corporate purposes.

                  The Lenders are willing to establish the credit facilities referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  “Administrative Agent” means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder, or any successor thereto appointed in accordance with Article VIII.

                  “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  “Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of

1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, or the Federal Funds Effective Rate, respectively.

                  “Applicable Percentage” means, with respect to any Lender, the percentage of the aggregate Commitments represented by the aggregate amount of such Lender’s Commitments. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  “Applicable Rate” means, for any day, with respect to any Eurocurrency Revolving Loan or ABR Loan or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread” or “Facility Fee Rate”, as the case may be, based upon the Index Ratings in effect on such date:

Index Ratings	Eurocurrency
(S&P/Moody's)	Spread	ABR Spread	Facility Fee Rate

Category 1 A-/A3 or higher	0.400	0.000	0.100

Category 2 BBB+/Baa1	0.625	0.000	0.125

Category 3 BBB/Baa2	0.750	0.000	0.150

Category 4 BBB-/Baa3	1.075	0.075	0.175

Category 5 BB+/Ba1	1.300	0.300	0.200

Category 6 BB/Ba2 or lower	1.700	0.700	0.300

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect an Index Rating as a result of any action or inaction on the part of Holdings or any Subsidiary, then such rating agency shall be deemed to have established an Index Rating in Category 6; (ii) if the Index Ratings established or deemed to have been established by Moody’s and S&P shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless (A) one of the two ratings is two or more Categories lower than the other and neither rating is in Category 6, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings or (B) either rating is or is deemed to be in Category 6, in which case the Applicable Rate shall be determined by reference to the lower of the two ratings and (iii) if the Index Ratings established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, or if Moody’s or S&P shall not have in effect an Index Rating other than as a result of any action or inaction on the part of Holdings or any Subsidiary, the Borrower Agent and the Administrative Agent, on behalf of the Lenders, shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  “ASII” has the meaning assigned to such term in the heading of this Agreement.

                  “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower Agent.

                  “Attributable Debt” means (a) with respect to any Sale-Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale-Leaseback Transaction, compounded semiannually) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights or amounts related to contingent rents (such as those based on sales)) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination, and (b) with respect to any Synthetic Lease, on any date, the aggregate rental or similar payments, however denominated, made or to be made under any Synthetic Lease during the fiscal year in progress on such date multiplied by eight.

                  “Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

                  “Board” means the Board of Governors of the Federal Reserve System of the United States of America.

                  “Borrower” means the Company, ASII or any Borrowing Subsidiary.

                  “Borrower Agent” means Holdings, which for convenience shall act on behalf of the Borrowers for purposes of giving and receiving certain notices and taking certain other actions as more fully set forth herein.

                  “Borrowing” means (a) Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type and currency made on the same date and as to which a single Interest Period is in effect or (c) a Swingline Loan.

                  “Borrowing Minimum” means US$5,000,000 (or, in the case of a Swingline Borrowing, US$1,000,000).

                  “Borrowing Multiple” means US$1,000,000.

                  “Borrowing Request” means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03.

                  “Borrowing Subsidiary” means, at any time, each of the Subsidiaries that (a) is named on the signature pages to this Agreement or (b) has been designated as a Borrowing Subsidiary by the Borrower Agent pursuant to Section 2.19, other than any such Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.19.

                  “Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit B-1.

                  “Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit B-2.

                  “Business Day” means any day that is not a Saturday or a Sunday or a day on which commercial banks in New York City are authorized or required by law to remain closed.

                  “Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  “Capital Lease Obligations” of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP applied on a consistent basis and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP applied on a consistent basis.

                  “Cash Equivalents” means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 and (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

                  “Cash Pooling Arrangement” means an arrangement among a single depository institution and two or more Non-US Subsidiaries involving the pooling of cash deposits by such Non-US Subsidiaries for cash management purposes.

                  A “Change in Control” shall be deemed to have occurred if at any time (a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as

amended, or the rules of the SEC thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 40% or more in voting power of the outstanding Voting Stock of Holdings, (b) (i) fewer than 75% of the members of the Board of Directors of Holdings shall be (x) individuals who are members of such Board of Directors on the date hereof or (y) individuals whose nomination or election to such Board of Directors was recommended or approved by a vote of at least 75% of the members of the Board of Directors described in the preceding clause (x) or in this clause (y), or (c) either the Company or ASII shall not be a Wholly Owned Subsidiary of Holdings.

                  “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or by any lending office of such Lender or by such Lender’s holding company, if any, with any request, guideline or directive of any Governmental Authority made or issued after the date of this Agreement, to the extent such request, guideline or directive has the force of law or is of a type generally complied with by financial institutions under the jurisdiction of such Governmental Authority.

                  “Chase” means The Chase Manhattan Bank and its successors.

                  “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive Loans or Swingline Loans.

                  “Class I Termination Condition” means that the Index Ratings shall be at least Baa2 and BBB, respectively.

                  “Class II Termination Condition” means that the Index Ratings shall be at least A3 and A-, respectively.

                  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

                  “Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans pursuant to Section 2.01(a) and to acquire participations in Swingline Loans pursuant to Section 2.05, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Commitments on the date hereof is US$300,000,000.

                  “Commitment Termination Date” means November 5, 2002.

                  “Company” has the meaning assigned to such term in the heading of this Agreement.

                  “Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

                  “Competitive Bid Rate” means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

                  “Competitive Bid Request” means a request by a Borrower for Competitive Bids in accordance with Section 2.04.

                  “Competitive Loan” means a Loan made pursuant to Section 2.04.

                  “Competitive Loan Exposure” means, with respect to any Lender at any time, the aggregate principal amount of the outstanding Competitive Loans of such Lender.

                  “Consolidated Capital Expenditures” means, with respect to a person, the capital expenditures of such person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, that in computing Consolidated Capital Expenditures for any period, any capital expenditure shall be excluded to the extent the consideration for such capital expenditure consisted of common stock of Holdings; provided further that to the extent that GAAP changes after the date hereof to exclude Capital Lease Obligations from Consolidated Capital Expenditures, such Capital Lease Obligations will be included for purposes of calculating Consolidated Capital Expenditures hereunder.

                  “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period and (iv) any extraordinary or non-recurring non-cash charges for such period related to plant closings or other restructurings of operations or to the writedown of assets, and minus (b) without duplication and to the extent not deducted in determining such Consolidated Net Income, (i) extraordinary gains for such period and (ii) any amounts paid in cash in respect of extraordinary or non-recurring non-cash charges during any earlier period related to plant closings or other restructurings of operations or to the writedown of assets, all determined on a consolidated basis in accordance with GAAP; provided that for any period including a fiscal quarter during which an acquisition or a divestiture was consummated outside of the ordinary course of business, Consolidated EBITDA shall be determined on a pro forma basis as if such acquisition or divestiture, as the case may be, had occurred at the beginning of such period.

                  “Consolidated Free Cash Flow” means, for any period, Consolidated EBITDA for such period minus Consolidated Capital Expenditures for such period.

                  “Consolidated Interest Expense” means, with respect to any Person, for any period for which such amount is being determined, total interest expense (including that properly attributable to Capital Leases in accordance with GAAP and amortization of debt discount and debt issuance costs) of such Person and its consolidated Subsidiaries on a consolidated basis, including all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financings and net costs under interest rate protection agreements (including amortization of discount) all as determined on a consolidated basis in accordance with GAAP and, to the extent Consolidated EBITDA for any period is determined on a pro forma basis to reflect an acquisition or divestiture out of the ordinary course of business, Consolidated Interest Expense shall be calculated on a pro forma basis as if such acquisition or divestiture, as the case may be, had occurred at the beginning of such period.

                  “Consolidated Net Income” means, with respect to any Person, for any period, the net income or loss of such Person and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any Subsidiary or the date that such Person’s assets are acquired by Holdings or any Subsidiary.

                  “Consolidated Net Tangible Assets” means, with respect to any Person, the aggregate amount of assets of such Person (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities (other than Borrowings under this Agreement or current maturities of long-term Indebtedness), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of such Person and its consolidated Subsidiaries and computed in accordance with GAAP.

                  “Consolidated Total Debt” means, for any Person, all Indebtedness of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

                  “Controlled Group” means all of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with Holdings or any of the Subsidiaries, are treated as a single employer under Section 414 of the Code.

                  “Credit Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Subsidiary Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and each promissory note delivered pursuant to this Agreement, as such documents may be amended, modified, supplemented or restated from time to time.

                  “Credit Event” means each Borrowing.

                  “Credit Parties” means Holdings, the Company, ASII, each Borrowing Subsidiary and each Subsidiary Guarantor.

                  “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would become an Event of Default.

                  “Designated Subsidiary” means the Company, ASII and each Material Subsidiary that shall be a party to the Subsidiary Guarantee Agreement and a Guarantor of all the Obligations.

                  “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

                  “Environmental Laws” means all federal, state, local and foreign statutes, laws (including common law), regulations, ordinances, judgments, permits and other governmental rules or restrictions relating to human health, safety (including occupational safety and health standards), and protection of the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into the environment, including ambient air, surface or ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the cleanup or other remediation thereof.

                  “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Laws, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,

(c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests.

                  “ERISA” has the meaning assigned to such term in Section 3.09.

                  “Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

                  “Event of Default” has the meaning assigned to such term in Article VII.

                  “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (a) income, franchise or similar taxes (i) imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) imposed as a result of a present or former connection between such recipient and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such recipient’s having executed, delivered or performed its obligations or received a payment under, or enforced, any Credit Document), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of any Lender, any withholding tax imposed by the United States of America or the United Kingdom that is in effect and would apply to amounts payable by a Borrower from an office within the United States of America or the United Kingdom to a US Lending Office of such Lender at the time such Lender becomes a Lender under this Agreement (or designates such US Lending Office) and (e) in the case of any Lender, any withholding tax that is attributable to such Lender’s failure to comply with Section 2.16(e); provided that in the case of clauses (c) or (d) above, no withholding tax shall be an Excluded Tax if and to the extent that a Lender (or its assignor, if any) shall have been entitled, at the time it designates a new lending office (or at the time it acquires any rights hereunder by assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.16.

                  “Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of January 31, 1997, as amended, among Holdings, the Company, ASII, the lenders party thereto and the agents party thereto.

                  “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  “Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of Holdings or the Company, as applicable.

                  “Five Year Credit Agreement” means the Company’s Five Year Credit Agreement dated as of the date hereof.

                  “Fixed Rate” means, with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

                  “Fixed Rate Loan” means a Competitive Loan bearing interest at a Fixed Rate.

                  “Foreign Cash Equivalents” means (i) direct obligations issued or unconditionally guaranteed by the government of the country in which any Borrower is incorporated or has its principal place of business, or the government of the country in which the Non-US Subsidiary investing therein is incorporated or has its principal place of business, in each case having maturities of not more than six months from the date of acquisition and (ii) direct demand obligations of principal banking institutions located in any such country.

                  “Foreign Lender” means, as to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  “GAAP” means generally accepted accounting principles in the United States of America.

                  “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  “Guarantee” of or by any person means any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business. The amount of any Guarantee shall be deemed to equal the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder); provided, however, that the amount of any Guarantee that, by its terms, limits the amount payable thereunder to a stated or determinable amount shall not exceed such stated or determinable amount.

                  “Guarantee Requirement” means the requirement that the Administrative Agent shall have received from each Material Subsidiary (other than the Company and ASII) either (a) a counterpart of each of the Subsidiary Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement,

duly executed and delivered on behalf of such Material Subsidiary, or (b) a supplement to each such Agreement, in the form specified therein, duly executed and delivered on behalf of such Material Subsidiary; provided that no Material Subsidiary that is a Non-US Subsidiary will be required to guarantee (i) any Obligations of any US Subsidiary or (ii) any Obligations of any Non-US Subsidiary if the guarantee of such Obligations of such Non-US Subsidiary would result in (A) any violation of any applicable law or any joint venture or similar agreement with any Person other than Holdings or a Subsidiary, (B) any liability on the part of the officers, directors or employees of such Material Subsidiary, or (C) any adverse tax consequences (as determined by Holdings in consultation with the Administrative Agent) for Holdings or any of its Subsidiaries.

                  “Guarantor” means each of Holdings, the Company, ASII and each Subsidiary that is, or is required to be, party to the Subsidiary Guarantee Agreement.

                  “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Laws.

                  “Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, currency swap agreement or other interest or currency exchange rate hedging arrangement. The “principal amount” of any Hedging Agreement of Holdings or any Subsidiary at any time shall be deemed to be the aggregate amount at such time of the payments that would be required to be made by Holdings or such Subsidiary in the event of any early termination at such time of such Hedging Agreement.

                  “Holdings” has the meaning assigned to such term in the heading of this Agreement.

                  “Incur” means create, incur, assume, Guarantee or otherwise become responsible for, and“Incurred” and “Incurrence” shall have correlative meanings.

                  “Indebtedness” of any person means, without duplication, (a) all obligations of such person for money borrowed or raised, (b) all obligations of such person (other than accounts payable and other similar items arising in the ordinary course of business) for the deferred payment of the purchase price of property or services which would appear as liabilities on a balance sheet of such person, (c) all Capital Lease Obligations of such person, (d) all Guarantees by such person of obligations of others that otherwise constitute Indebtedness and (e) all obligations (contingent or otherwise) of such person as an account party in respect of letters of credit issued to secure payment obligations that otherwise constitute Indebtedness.

                  “Indemnified Taxes” means Taxes other than Excluded Taxes.

                  “Indemnity, Subrogation and Contribution Agreement” means the Indemnity, Subrogation and Contribution Agreement substantially in the form of Exhibit H among Holdings, the Company, ASII, each of the Subsidiary Guarantors and the Administrative Agent.

                  “Index Ratings” means the public ratings by Moody’s and S&P of the Company’s senior, unsecured, long-term Indebtedness for borrowed money under bank credit facilities that are not guaranteed by any other Person (other than Holdings and other Subsidiaries) or subject to any other credit enhancement; provided that if either such rating agency shall not have in effect such a rating for such Indebtedness for borrowed money under bank credit facilities but shall have in effect a public corporate credit rating for the Company, then the “Index Rating” of such rating agency shall be such corporate credit rating.

                  “Information Memorandum” means the Confidential Information Memorandum dated September 2001 relating to Holdings, the Company, ASII and the Transactions.

                  “Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

                  “Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  “Interest Period” means (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six, or, if available from time to time from all of the Lenders, twelve months thereafter, as the applicable Borrower may elect, and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  “Investment” means any direct or indirect purchase or other acquisition of, or beneficial interest in, equity interests in any other person or any direct or indirect loan, advance (other than advances to employees for purchases of stock pursuant to any employee benefit plan or arrangement of either of the Company or ASII or any Subsidiary, moving and travel expenses, drawing accounts and other customary expenditures, and security deposits, in each case in the ordinary course of business) or capital contribution to any other person, but not any accounts receivable or other current assets not resulting from the lending of money and arising in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, less the amount of such Investment returned in cash.

                  “Joint Venture” means any person, other than a Subsidiary, engaged in a business of the type conducted by Holdings and the Subsidiaries on the date hereof or reasonably related thereto, in which Holdings or a Subsidiary owns or acquires equity interests that (a) represent at least 20% of the aggregate equity interests in such person and (b) entitle Holdings or such Subsidiary to participate, or to elect representatives who participate, in the direction of the affairs of such person.

                  “Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of, or any repurchase or redemption of, any shares of any class of stock of Holdings or any options or warrants or other rights in respect thereof, other than a dividend or other distribution payable solely in shares of common stock of Holdings or options, warrants or other rights to acquire the same, other than any repurchase or redemption in connection with any employee stock ownership plan or any other plan or program for the benefit of employees, officers or directors of Holdings and the Subsidiaries, or (b) any voluntary prepayment, redemption, purchase, retirement or defeasance of any Indebtedness of Holdings or any Subsidiary (other than Indebtedness owed to Holdings or any Subsidiary or the Lenders hereunder) in an aggregate principal amount greater than US$15,000,000.

                  “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Except to the extent otherwise expressly provided for herein, the term “Lenders” includes the Swingline Lender.

                  “LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, (a) the rate per annum appearing under the British Bankers’ Association Interest Settlement Rates for deposits in the currency of such Borrowing at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period, as reflected on the applicable Telerate screen page, for a period equal to such Interest Period (or, if an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the respective interest rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by Chase at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period), multiplied by (b) the Statutory Reserve Rate applicable to such Eurocurrency Borrowing; provided that for purposes of determining the interest rate applicable to any Eurocurrency Competitive Borrowing, the LIBO Rate shall be the rate determined pursuant to the foregoing clause (a) without giving effect to clause (b).

                  “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

                  “Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

                  “Local Time” means New York City time.

                  “Margin” means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

                  “Margin Stock” means “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System.

                  “Material Adverse Effect” means any event or condition not disclosed in writing to the Lenders or in reports filed by Holdings with the SEC under the Securities Exchange Act of 1934, in each case prior to the date of this Agreement that (a) has resulted or could reasonably be expected to result in a material adverse change in the business, assets, operations or financial condition of Holdings and the Subsidiaries taken as a whole or (b) has materially impaired or could reasonably be expected materially to impair the ability of the Credit Parties to perform any of their obligations under this Agreement or the other Credit Documents.

                  “Material Indebtedness” means Indebtedness (other than the Loans and Indebtedness owed to Holdings or any Subsidiary), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings and the Subsidiaries in an aggregate principal amount greater than US$20,000,000.

                  “Material Subsidiary” means, at any time, (a) the Company, (b) ASII, (c) each Borrowing Subsidiary, (d) each Subsidiary that directly or indirectly owns any Equity Interest in any Material Subsidiary and (e) each other Subsidiary that is listed on Schedule 1.01 or that shall have been designated as a Material Subsidiary by Holdings in a written notice delivered to the Administrative Agent as contemplated by Section 5.09.

                  “Maturity Date” means the Commitment Termination Date, unless extended pursuant to Section 2.09, in which case “Maturity Date” shall mean the first anniversary of the Commitment Termination Date.

                  “Moody’s” means Moody’s Investors Service, Inc.

                  “Non-US Subsidiary” means a Subsidiary that is not a US Subsidiary.

                  “Obligations” means (a)the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Credit Party under this Agreement or any other Credit Document.

                  “Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

                  “PBGC” has the meaning assigned to such term in Section 3.09.

                  “Permitted Encumbrances” means:

(a) Liens for taxes, assessments or governmental charges or claims that are not yet due and payable or are being contested in compliance with Section 5.03;

(b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and suppliers, in each case incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith;

(c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security programs, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (other than obligations for the payment of borrowed money);

(d) leases or subleases granted to others (other than as security for Indebtedness) not interfering in any material respect with the business of Holdings or any Subsidiary;

(e) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Holdings or any Subsidiary;

(f) any interest or title of a lessor under any lease other than a Capital Lease or a lease entered into as part of a Sale and Leaseback Transaction;

(g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(h) deed restrictions to ensure non-disturbance of legally permitted, permanent on-site waste storage/ treatment facilities; and

(i) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions.

                  “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  “Plan” means, for Holdings and each Subsidiary at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (c) under which a member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4069 of ERISA.

                  “Prime Rate” means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  “Priority Indebtedness” means, without duplication, (a) all Indebtedness of Holdings and the Subsidiaries secured by Liens not expressly permitted by clauses (a) through (n) of Section 6.02, (b) all Indebtedness of Holdings and the Subsidiaries consisting of Capital Lease Obligations (other than Capital

Lease Obligations existing on the date hereof and any replacements and refinancings thereof; provided that such replacements and refinancings shall not be greater in amount than the obligations replaced or refinanced or apply to any other property or assets of Holdings or any Subsidiary), (c) all Attributable Debt in respect of Sale-Leaseback Transactions and Synthetic Leases, in each case of Holdings and the Subsidiaries (other than Sale-Leaseback Transactions and Synthetic Leases existing on the date hereof and any replacements and refinancings thereof; provided that such replacements and refinancings shall not create Attributable Debt greater in amount than that created by the transactions or leases replaced or refinanced or apply to any other property or assets of Holdings or any Subsidiary), and (d) all Indebtedness, preferred stock or other preferred equity securities of Subsidiaries (other than the Company, ASII or any other Material Subsidiary that shall be a party to the Subsidiary Guarantee Agreement and a Guarantor of all the Obligations) not expressly permitted by clauses (a) through (i) of Section 6.04.

                  “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

                  “Quotation Day” means, with respect to any Eurocurrency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

                  “Register” has the meaning set forth in Section 10.04.

                  “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees and agents of such Person and such Person’s Affiliates.

                  “Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time;provided that, for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate,“Required Lenders” will mean, at any time, Lenders having Revolving Credit Exposures and outstanding Competitive Loan Exposures representing more than 50% of the sum of the total Revolving Credit Exposures and outstanding Competitive Loan Exposures at such time.

                  “Revolving Credit Exposures” means, at any time, the sum at such time, without duplication, of (a) the aggregate principal amount of the Revolving Loans outstanding at such time and (b) the aggregate Swingline Exposure at such time. The Revolving Credit Exposure of any Lender at any time shall be such Lender’s Applicable Percentage of the total Revolving Credit Exposure at such time.

                  “Revolving Loan” means a Loan made pursuant to Sections 2.01 and 2.03. Each Revolving Loan shall be a Eurocurrency Loan or an ABR Loan.

                  “Sale-Leaseback Transaction” means any arrangement whereby Holdings or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

                  “SEC” means the United States Securities and Exchange Commission or any successor Governmental Authority.

                  “Securitization Transaction” means (a) any transfer of accounts receivable or interests therein (i) to a trust, partnership, corporation or other entity (other than a Subsidiary), which transfer or pledge is funded by such entity in whole or in part by the issuance to one or more lenders or investors of indebtedness or other securities that are to receive payments principally from the cash flow derived from such accounts receivable or interests in accounts receivable, or (ii) directly to one or more investors or other purchasers (other than any Subsidiary), or (b) any transaction in which Holdings or a Subsidiary Incurs Indebtedness or other obligations secured by Liens on accounts receivable. The “amount” of any Securitization Transaction shall be deemed at any time to be (A) in the case of a transaction described in clause (a) of the preceding sentence, the aggregate uncollected amount of the accounts receivable transferred pursuant to such Securitization Transaction, net of any such accounts receivable that have been written off as uncollectible, and (B) in the case of a transaction described in clause (b) of the preceding sentence, the aggregate outstanding principal amount of the Indebtedness secured by Liens on accounts receivable Incurred pursuant to such Securitization Transaction or, if less, the aggregate uncollected amount of the accounts receivable subject to such Liens. Securitizations will include any such transfer or transactions pursuant to the Unified Receivables Program or any replacement or successor program.

                  “S&P” means Standard & Poor’s Ratings Group.

                  “Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  “subsidiary” means, with respect to any person (herein referred to as the “parent”), any person of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  “Subsidiary” means any direct or indirect subsidiary of Holdings.

                  “Subsidiary Guarantee Agreement” means the Subsidiary Guarantee Agreement substantially in the form of Exhibit G, made by the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders.

                  “Subsidiary Guarantors” means each Subsidiary that becomes party to a Subsidiary Guarantee Agreement as a Subsidiary Guarantor, and the permitted successors and assigns of each such Person.

                  “Swingline Base Rate” means, for any day, with respect to any Swingline Loan, the Federal Funds Effective Rate.

                  “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be such Lender’s Applicable Percentage of the aggregate Swingline Exposure.

                  “Swingline Lender” means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

                  “Swingline Loan” means a Loan made pursuant to Section 2.05.

                  “Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product that is considered indebtedness for Federal income tax purposes but is classified as an operating lease in accordance with GAAP for financial reporting purposes.

                  “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  “Trane Business” means the business conducted by the air conditioning segment referred to in Holdings Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                  “Trane Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trane Trademark now or hereafter owned by Holdings or any of its Subsidiaries or which Holdings or any of its Subsidiaries otherwise has the right to license, or granting to Holdings or any of its Subsidiaries any right to use any Trane Trademark now or hereafter owned by any third party, and all rights of Holdings or any of its Subsidiaries under any such agreement.

                  “Trane Trademarks” means all of the following now owned or hereafter acquired by any of Holdings or its Subsidiaries: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, in each case used in the Trane Business, and any variations thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

                  “Transactions” means the execution, delivery and performance by the Credit Parties of this Agreement and the other Credit Documents, the Borrowings hereunder and the use of the proceeds thereof.

                  “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, a Fixed Rate.

                  “Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                  “Unified Receivables Program” means the program in effect on the date hereof under which the Company or any of its Subsidiaries receives payment in respect of its customers’ receivables from a finance company and the Company or any of its Subsidiaries agrees to repurchase certain inventory in order to protect the finance company from loss in the event any such customers default in the payment of their obligations.

                  “US Dollar” or “US$” refers to lawful money of the United States of America.

                  “US Lending Office” means, as to any Lender, any applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans in US Dollars. A Lender may designate multiple US Lending Offices for Loans to different Borrowers.

                  “US Person” means a Person incorporated or otherwise organized in the United States of America, a State thereof or the District of Columbia.

                  “US Subsidiary” means a Subsidiary that is a US Person or is treated as disregarded as an entity separate from a US Person or is treated as a US Person, in each case for US Federal income tax purposes.

                  “Voting Stock” of any Person means capital stock of any class or classes or other Equity Interests (however designated) having ordinary voting power for the election of members of the board of directors or the equivalent governing body of such Person, other than capital stock or other Equity Interests having such power only by reason of happening of a contingency.

                  “Welfare Plan” means a “welfare plan” as defined in Section 3(l) of ERISA.

                  “Wholly Owned Subsidiary” means any Subsidiary all the Equity Interests in which, other than directors’ qualifying shares and/or other nominal amounts of Equity Interests that are required to be held by Persons other than Holdings and its Wholly Owned Subsidiaries under applicable law, are owned, directly or indirectly, by Holdings.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References herein to the taking of any action hereunder of an administrative nature by any Borrower shall be deemed to include references to Holdings, the Company or ASII taking such action on such Borrower’s behalf and the Administrative Agent is expressly authorized to accept any such action taken by Holding, the Company or ASII as having the same effect as if taken by such Borrower. Each reference herein to the“knowledge” of Holdings, the Company, ASII or any Subsidiary shall be deemed to be a reference to the knowledge of any member of senior management of Holdings, the Company, ASII or such Subsidiary, any Financial Officer and, in the case of any reference to knowledge of any specific subject matter, the senior manager of the department or office of Holdings, the Company, ASII or such Subsidiary responsible for such matter.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that, if the Borrower Agent notifies the Administrative Agent that the Borrower Agent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Agent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. All Financial Statements to be furnished to the Lenders hereunder shall be prepared, and all calculations determining compliance with Article VI (including the definitions used therein) shall be made, for the relevant Person and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto; provided that except as otherwise specifically provided herein, all calculations for determining compliance with Article VI shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the audited Financial Statements of Holdings for the fiscal year ended December 31, 2000. With respect to any Subsidiary that is not a Wholly-Owned Subsidiary, only that portion of such Subsidiary’s results of operations, assets and liabilities as are equal to the Holding’s ownership shall be included in making any calculation with respect to the financial covenants in Article VI.

ARTICLE II

The Credits

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in US Dollars from its applicable US Lending Offices in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding its Commitment, (ii) the aggregate Revolving Credit Exposures exceeding the aggregate Commitments or (iii) the sum of the aggregate Revolving Credit Exposures and the aggregate Competitive Loan Exposures exceeding the aggregate Commitments.

                  (b) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans during the Availability Period.

                  SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders (or their Affiliates as provided in paragraph (b) below) ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

                  (b) Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of Eurocurrency Loans or ABR Loans, as the applicable Borrower may request in accordance herewith and (ii) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans, as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Revolving Borrowing (other than a Swingline Loan), such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each Swingline Loan shall be in an amount that is an integral multiple of US$500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be outstanding more than a total of 15 Eurocurrency Revolving Borrowings.

                  (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date, or to request any Competitive Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone or by telecopy (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Local Time, one Business Day before the proposed Borrowing. Each such Borrowing Request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form agreed to by the Administrative Agent and the Borrower Agent and signed by the applicable Borrower, or by the Borrower Agent on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Borrower requesting such Borrowing (or on whose behalf the Borrower Agent is requesting such Borrowing);

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) the Type of the requested Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the relevant Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period any Borrower may request Competitive Bids, and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans, denominated in US Dollars, provided that after giving effect to any Borrowing of Competitive Loans the sum of the aggregate Revolving Credit Exposures and the aggregate Competitive Loan Exposures shall not exceed the aggregate Commitments. To request Competitive Bids, the applicable Borrower shall notify the Administrative Agent of such request by telephone or by telecopy, in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., Local Time, one Business Day before the date of the proposed Borrowing; provided that the Borrowers may submit up to (but not more than) five Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or by the Borrower Agent on behalf of the applicable Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

(i) the Borrower requesting such Borrowing (or on whose behalf the Borrower Agent is requesting such Borrowing);

(ii) the aggregate principal amount of the requested Borrowing,

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

(v) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period” and shall end no later than the Maturity Date; and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

                  (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the applicable Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurocurrency Competitive Borrowing, not later than 9:30 a.m., Local Time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., Local Time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be an amount at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple and which may equal the entire principal amount of the Competitive Borrowing requested by the applicable Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

                  (c) The Administrative Agent shall notify the applicable Borrower by telecopy of each Competitive Bid Rate and each principal amount specified in each Competitive Bid and the identity of the Lender that shall have made each such Competitive Bid not later than (i) in the case of a Eurocurrency Competitive Borrowing, 10:00 a.m., Local Time, three Business Days before the proposed date of such Competitive Borrowing, and (ii) in the case of a Fixed Rate Borrowing 10:00 a.m., Local Time, on the proposed date of such Competitive Borrowing.

                  (d) Subject only to the provisions of this paragraph, a Borrower may accept or reject any Competitive Bid. The applicable Borrower shall notify the Administrative Agent by telecopy or by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurocurrency Competitive Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., Local Time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of a Borrower to give such notice with respect to any Competitive Bid shall be deemed to be a rejection of such Competitive Bid, (ii) a Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made in response to the same Competitive Bid Request at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by a Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, a Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of at least the Borrowing Minimum that is an integral multiple of the Borrowing Multiple; provided further that if a Competitive Loan must be in an amount less than the Borrowing Minimum because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of US$1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of the Borrowing Multiple in a manner determined by the Administrative Agent. A notice given by a Borrower pursuant to this paragraph shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, on the terms hereof and subject to the conditions set forth in Section 4.02 (which conditions, insofar as they apply to any Competitive Loan, may be waived by the Lender that is to make such Competitive Loan), to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

                  (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the applicable Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

                  SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Availability Period in US Dollars in an aggregate principal amount at any time outstanding that will not result in (i) the Swingline Exposure exceeding US$50,000,000 or (ii) the sum of the aggregate Revolving Credit Exposures and the aggregate Competitive Loan Exposures exceeding the aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, a Borrower shall give notice of such request by telephone (confirmed by telecopy) to the Administrative Agent, not later than 12:00 noon, New York City time on the day of the proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the amounts of the Swingline Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of each such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of each such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower Agent of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Borrower (or other party on behalf of any Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof.

                  SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the applicable Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

                  SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing, and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and any Loans resulting from an election made with respect to any such portion shall be considered a separate Borrowing. Notwithstanding any other provision of this Section, no Borrowing may be converted into or continued as a Borrowing with an Interest Period ending after the Maturity Date. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, a Borrower (or Holdings on its behalf) shall notify the Administrative Agent of such election by telephone or by telecopy by the time and date that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower (or Holdings on its behalf). The provisions of this Section shall not permit any Borrower to (i) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d), or (ii) convert any Borrowing of a Borrower to a Borrowing of another Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting extension of credit is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting extension of credit is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

                  (e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Agent, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. Notwithstanding the foregoing, no Eurodollar Loan may be continued as such and no ABR Loan may be converted to a Eurodollar Loan when an Event of Default described in paragraph(g) or (h) of Article VII has occurred and is continuing.

                  SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date.

                  (b) The Borrower Agent may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000 and (ii) the Borrower Agent shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures would exceed the total Commitments.

                  (c) The Borrower Agent shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise Lenders of the contents thereof. Each notice delivered by the Borrower Agent pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Agent may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Agent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  SECTION 2.09. Repayment of Loans; Evidence of Debt; Term-Out Election. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the unpaid principal amount of each Revolving Loan made by such Lender on the Maturity Date, (ii) to the Administrative Agent for the account of each Lender the unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Commitment Termination Date and the first date after such Swingline Loan is made that is the 15th day or the last day of a calendar month and that is at least one Business Day after the day on which such Swingline Loan shall have been made.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period, if any, applicable thereto, and (ii) the amounts of all sums received by the Administrative Agent hereunder for the accounts of the Lenders and each Lender’s share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, each Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit F. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  (f) The Borrower Agent may request, by a written notice delivered to the Administrative Agent not more than 30 and not fewer than 10 days before the Commitment Termination Date, that the Maturity Date be extended to the first anniversary of the Commitment Termination Date. Any request so delivered shall have the effect of extending the Maturity Date as provided in the preceding sentence unless a Default shall have occurred and be continuing as of the Commitment Termination Date, in which case the Maturity Date shall be the Commitment Termination Date.

                  SECTION 2.10. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section and payment of any amounts required under Section 2.15; provided that the Borrowers shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

                  (b) In the event and on each occasion that the sum of the aggregate Revolving Credit Exposures and the aggregate Competitive Loan Exposures shall exceed the aggregate Commitments, the Borrowers shall, at the end of each Interest Period applicable to any Revolving Borrowing or Swingline Borrowing, prepay such Revolving Borrowing or Swingline Borrowing in an aggregate equal to the lesser of (i) the amount of such Revolving Borrowing or Swingline Borrowing and (ii) an amount sufficient to eliminate such excess.

                  (c) Prior to any optional or mandatory prepayment of Borrowings, the applicable Borrower shall select the Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) below.

                  (d) The Borrower Agent or the applicable Borrower shall, to the extent practicable, notify the Administrative Agent (and in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., Local time, three Business Days (or, if the date of prepayment shall be the last day of the Interest Period applicable to such Borrowing, one Business Day) before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., Local time, on the Business Day of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

                  SECTION 2.11. Fees. (a) The Company and ASII agree, jointly and severally, to pay to the Administrative Agent, in US Dollars, for the account of the office (or Affiliate) of each Lender from which such Lender would make Loans to the Company or ASII in US Dollars hereunder, a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitments of such Lender (whether used or unused) during the period from and including the date of this Agreement to but excluding the Maturity Date; provided that, if such Lender shall continue to have any Revolving Credit Exposure after the Maturity Date, then such facility fee shall continue to accrue on the daily amount of such Lender’s

Revolving Credit Exposure from and including the Maturity Date to but excluding the date on which such Lender shall cease to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, on any date prior to the Maturity Date on which all the Commitments shall have terminated and on the Maturity Date, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the Maturity Date shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) Holdings, the Company and ASII agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between Holdings, the Company, ASII and the Administrative Agent.

                  (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Person specified above for its own account or, in the case of facility fees and participation fees paid to the Administrative Agent, for distribution to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurocurrency Borrowing shall bear interest (i) in the case of a Eurocurrency Revolving Borrowing, at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate or (ii) in the case of a Eurocurrency Competitive Borrowing, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Borrowing.

                  (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

                  (d) Each Swingline Loan shall bear interest at the Swingline Base Rate for the Interest Period in effect for such Borrowing plus 2.25% per annum.

                  (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be presumed correct in the absence of facts or circumstances indicating that it has been made in error.

                  SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be presumed correct in the absence of facts or circumstances indicating that it has been made in error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such Loan) that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Agent and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Agent and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective, and such Borrowing shall be converted or continued on the last day of the Interest Period applicable thereto to or as an ABR Borrowing, (ii) any request by a Borrower for a Eurocurrency Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by a Borrower for Eurocurrency Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

                  SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except to the extent any such reserve requirement is reflected in the LIBO Rate); or

(ii) impose on any Lender or the London interbank market or any other market in which Loans of any currency and Type are funded any other condition affecting this Agreement or Eurocurrency Loans or Fixed Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender on a net after-tax basis for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines in good faith that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their Commitments under currently applicable laws, regulations and regulatory guidelines. In the event the Lenders shall otherwise determine that such understanding is incorrect, it is agreed that the Lenders will be entitled to make claims under this paragraph (b) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.

                  (c) If the cost to any Lender of making or maintaining any Loan to any Borrowing Subsidiary incorporated in, or conducting business in, a jurisdiction outside the United States, is increased or the amount of any sum received or receivable by any Lender (or its applicable lending office) is reduced as a result of any law, rule, regulation or action of a Governmental Authority in such jurisdiction (other than through the imposition of any Excluded Tax or other imposition expressly excluded from the yield protection or indemnity provisions set forth herein) by an amount deemed in good faith by such Lender to be material, such Borrowing Subsidiary shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Administrative Agent).

                  (d) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section and explaining in reasonable detail the method by which such amount or amounts were determined, together with supporting documentation or computations, shall be delivered to the Borrower Agent and shall be presumed correct in the absence of facts or circumstances indicating that the determinations reflected therein have been made in error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

                  (e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender notifies the Borrower Agent of the Change in Law or other event or circumstance giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law or other event or circumstance giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (f) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law or other event or circumstance that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

                  SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Agent pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in US Dollars of a comparable amount and period from other banks in the eurocurrency market or bill rate market, as applicable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, together with supporting documentation or computations, shall be delivered to the applicable Borrower or to the Borrower Agent and shall be presumed correct in the absence of facts or circumstances indicating that the determinations reflected therein have been made in error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

                  SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Credit Party shall be required to deduct any Indemnified Taxes or Other Taxes from any such payment, then (i) the sum payable shall be increased as necessary so that after making all required deductions of Indemnified Taxes or Other Taxes (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers will cause such Credit Party to make such deductions and (iii) the Borrowers will pay or cause such Credit Party to pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrowers shall pay any Other Taxes required to be paid by them to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrowers shall indemnify the Administrative Agent and each Lender, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the amount and nature of such payment or liability shall be delivered to the Borrower Agent by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender shall be presumed correct in the absence of facts or circumstances indicating that the determinations reflected therein have been made in error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Credit Party to a Governmental Authority, the Borrower Agent shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower Agent (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower Agent as will permit such payments to be made without withholding or at a reduced rate, provided, in the case of any exemption or reduction available under the laws of a jurisdiction other than the United States or the United Kingdom, that such Foreign Lender has received written notice from the Borrower Agent advising it of the availability of such exemption or reduction and containing all applicable documentation.

                  (f) If the Administrative Agent or a Lender determines in good faith that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower Agent (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrower Agent (plus any penalties, interest or other charges imposed by the relevant Governmental Authority not resulting from the negligence of the Administrative Agent or Lender) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Credit Party or any other Person.

                  (g) Each Lender, on the date it becomes a Lender hereunder, will designate US Lending Offices for the Loans to be made by it such that, on such date, it will not be liable for any withholding tax referred to in clause (c) or (d) of the definition of “Excluded Taxes” in Article I (other than any withholding tax that is not an Excluded Tax under the proviso to such definition).

                  SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Credit Document (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account specified on Schedule 2.17 for the account of the applicable Lenders or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to the Borrower Agent; provided that payments to be made to the Swingline Lender as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Credit Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in the currency of such Loan; all other payments hereunder and under each other Credit Document shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent from any Borrower to pay fully all amounts of principal, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans or participations in Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans or participations in Swingline Loans, as applicable, of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans or participations in Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans to any assignee or participant, other than to Holdings or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b) or paragraph (d) of this Section 2.17, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 or 2.20, then such Lender shall designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14, 2.16 or 2.20, as the case may be, in the future and (ii) in the reasonable judgment of such Lender, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 or 2.20, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower Agent may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower Agent shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Swingline Lender), which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16 or 2.20, such assignment will result in a reduction in such compensation or payments. Nothing in this Section shall limit any right or remedy that any Borrower may otherwise have against any Lender.

                  SECTION 2.19. Borrowing Subsidiaries. On or after the Effective Date, the Borrower Agent may designate any subsidiary of the Company or ASII as a Borrowing Subsidiary, by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and Holdings, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a party to and a Borrowing Subsidiary under this Agreement. Upon the execution by the Borrower Agent and delivery to the Administrative Agent of a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Subsidiary shall cease to be a Borrowing Subsidiary; provided that no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary (other than to terminate its right to make further Borrowings under this Agreement) at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder, unless the obligations of such Borrowing Subsidiary in respect of such Loan shall have been assumed by another Borrower. In the event that any Borrowing Subsidiary shall cease to be a Subsidiary, the Borrower Agent will promptly execute and deliver to the Administrative Agent a Borrowing Subsidiary Termination terminating its status as a Borrowing Subsidiary, subject to the proviso in the immediately preceding sentence. Promptly following receipt of any Borrowing Subsidiary Agreement or Borrowing Subsidiary Termination, the Administrative Agent shall send a copy thereof to each Lender.

ARTICLE III

Representations and Warranties

                  Holdings represents and warrants to the Lenders as to itself and each Subsidiary, and the Company, ASII and each other Borrowing Subsidiary represents and warrants to the Lenders as to itself and its subsidiaries, as follows (it being understood that each reference in this Article III to the Credit Parties shall include, on any date as of which the representations and warranties set forth herein are made or deemed made, only those Persons that are Credit Parties on such date):

                  SECTION 3.01. Organization and Qualification. Each Credit Party and each Material Subsidiary is duly organized, validly existing and in good standing (to the extent such concept is relevant to such Person in its jurisdiction of organization) under the laws of the jurisdiction of its organization, has full and adequate corporate power to carry on its business as now conducted and is duly licensed or qualified and, to the extent relevant, in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except where such failure to be so licensed or qualified and in good standing does not constitute and would not result in a Material Adverse Effect.

                  SECTION 3.02. Corporate Authority and Validity of Obligations. Each Credit Party has the corporate, company or partnership power and authority to consummate the Transactions, to enter into this Agreement and each other Credit Document to which it is a party, to make the Borrowings to be made by it hereunder, to issue its notes in evidence thereof and to perform all its obligations hereunder and under each other Credit Document to which it is a party. The execution, delivery and performance of this Agreement and the other Credit Documents have been duly authorized by all necessary corporate, company or partnership action of the Credit Parties, and this Agreement and the other Credit Documents constitute valid and binding obligations of the Credit Parties, enforceable in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and to general principals of equity. None of this Agreement, any other Credit Document or the Transactions (i) will contravene any charter or by-law provision of any Credit Party, or (ii) will contravene any provision of law or of any regulation or order of any Governmental Authority or any judgment, or, or any material covenant, indenture or agreement of or affecting any Credit Party or a substantial portion of the Properties of any Credit Party where such contravention referred to in this clause (ii) would reasonably be expected to result in a Material Adverse Effect or to affect materially and adversely the rights or interests of the Administrative Agent or any Lender.

                  SECTION 3.03. Margin Stock. None of Holdings, any other Credit Party or any other Material Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and neither the proceeds of any Loan will be used in a manner that violates any provision of Regulation U or X of the Board.

                  SECTION 3.04. Financial Reports. (a) The consolidated balance sheet of Holdings and the Subsidiaries and the related consolidated statements of earnings, shareholders’ equity and cash flows of the Company and the Subsidiaries and accompanying notes thereto (i) as at December 31, 2000, and for the year then ended, which financial statements are accompanied by the report of Ernst & Young LLP, and (ii) as at June 30, 2001, and for the fiscal quarter and the portion of the fiscal year then ended, certified by Holdings through its Chief Financial Officer, heretofore furnished to the Administrative Agent, fairly present in all material respects the consolidated financial condition of Holdings and the Subsidiaries as at such dates and their consolidated results of operations, shareholders’ equity and cash flows for the periods then ended in conformity with GAAP, subject to year-end adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) Holdings has heretofore furnished to the Lenders its projected financial results for the years ending December 31, 2001 through December 31, 2005, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such projected financial results (i) have been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by Holdings to have been reasonable at the times made) and (ii) subject to the assumptions set forth in the Information Memorandum, are based on the best information available to Holdings as of the date of the Information Memorandum after due inquiry (it being understood that such projected financial results are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings and the Subsidiaries, and that no assurance can be given that such projected financial results will be realized).

                  SECTION 3.05. No Material Adverse Effect. Since December 31, 2000, there has not occurred or become known any Material Adverse Effect.

                  SECTION 3.06. Litigation. There is no litigation or governmental proceeding pending, or to the knowledge of Holdings or any Material Subsidiary threatened, against Holdings or any Material Subsidiary which if adversely determined could (a) impair the validity or enforceability of, or materially impair the ability of Holdings or any other Credit Party to perform its obligations under, this Agreement or any other Credit Document or (b) except as disclosed on Schedule 3.06 or in Holdings’s reports on Form 10-K and 10-Q filed with the SEC through September 30, 2001, result in any Material Adverse Effect.

                  SECTION 3.07. Tax Returns. Holdings has filed consolidated United States federal income tax returns for all taxable years ended on or before December 31, 2000, and has paid or caused to be paid all material taxes due with respect to such returns and all taxes otherwise due from Holdings or any Subsidiary except where the failure to pay such taxes otherwise due would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. Such consolidated United States federal income tax returns of Holdings for the taxable year ended December 31, 1995, and all taxable years ended before such date have been examined by the Internal Revenue Service, and any additional assessments for any such year have been paid or the applicable statute of limitations therefor has expired. There are no assessments pending for the consolidated United States federal income tax returns of Holdings and the Subsidiaries of a material nature for any taxable year ended after December 31, 1995, nor to the knowledge of Holdings or any Material Subsidiary is any such assessment threatened, other than those provided for by adequate reserves under GAAP, in each case which would reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.08. Approvals. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, or any other Person, is necessary to the consummation of the Transactions or the valid execution, delivery or performance by any Credit Party of this Agreement or any other Credit Document except for those obtained on or before the Effective Date or those the failure of which to obtain would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.09. ERISA. Holdings and each Subsidiary is in compliance in all material respects with the Employee Retirement Income Security Act of 1974 (“ERISA”) to the extent applicable to it and has received no notice to the contrary from the Pension Benefit Guaranty Corporation or any successor thereto (“PBGC”) or any other governmental entity or agency. No condition exists or event or transaction has occurred under or relating to any Plan which could reasonably be expected to result in the incurrence by Holdings or any Subsidiary of any material liability, fine or penalty. Neither Holdings nor any Subsidiary has any contingent liability for any post-retirement benefits under a Welfare Plan that would reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. Environmental Matters. Except as set forth on Schedule 3.10, and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of Holdings and the Material Subsidiaries (a) has failed to comply with any Environmental Laws or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Laws, (b) has become subject to any liability under any Environmental Laws, (c) has received notice of any claim with respect to any Environmental Laws or (d) knows of any basis for any liability under any Environmental Laws.

                  SECTION 3.11. Properties. (a) Holdings and each Material Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 6.02 and except for defects in title or property the absence of which would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

                  (b) Holdings and each Material Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by it does not infringe upon the rights of any other Person, except for any such defects in ownership or license rights or other infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.12. Compliance with Laws. Holdings and each Material Subsidiary is in compliance with all laws, regulations and orders of each Governmental Authority applicable to it or its property, except where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.13. Investment and Holding Company Status. None of Holdings and its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.14. Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished in writing by or on behalf of Holdings or any Subsidiary to the Administrative Agent or Lender in connection with the negotiation of this Agreement or any other Credit Document or delivered hereunder or thereunder, as of the date furnished and taken together with all other information so furnished or included in reports filed by Holdings with the SEC on or prior to such date, contained or will contain any material misstatement of fact or omitted or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to the projected financial information and other projections, the representations made in this Section are subject to the qualifications and limitations set forth in Section 3.04(b).

ARTICLE IV

Conditions

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto or to any other Credit Document either (i) a counterpart of this Agreement or such Credit Document signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement or such Credit Document) that such party has signed a counterpart of this Agreement or such Credit Document.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Swingline Lender and the Lenders and dated the Effective Date) of each of (i) Paul McGrath, General Counsel of the Company, substantially in the form of Exhibit D-1 hereto, (ii) Cahill Gordon & Reindel, counsel for the Borrowers, substantially in the form of Exhibit D-2 hereto and (iii) counsel for such Non-US Borrowers and principal Non-US Subsidiary Guarantors as shall be specified by the Administrative Agent, in such form or forms as shall be acceptable to the Administrative Agent. Each Credit Party hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (to the extent such concept is relevant to such Person in its jurisdiction of organization) of each Credit Party that is a US Subsidiary or a principal Non-US Subsidiary (other than any Credit Party that is a Non-US Subsidiary, to the extent such matters are covered by legal opinions referred to in (b) above) and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of Holdings, the Company and ASII, confirming compliance with the conditions set forth in paragraphs (e), (g) and (h) of this Section 4.01 and paragraphs (a) and (b) of Section 4.02.

(e) The Guarantee Requirement shall be satisfied.

(f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by Holdings or the Borrowers hereunder.

(g) The Five-Year Credit Agreement shall have been executed and delivered and the conditions set forth in Section 4.01 of such Agreement shall have been satisfied.

(h) The Existing Credit Agreement shall have been terminated and all amounts outstanding or accrued for the accounts of or otherwise owed to the lenders thereunder shall have been paid in full.

(i) The Index Ratings shall be BBB- or higher (in the case of the rating by S&P) and Ba1 or higher (in the case of the rating by Moody’s), in each case with no negative outlook.

(j) The Administrative Agent and each Lender shall have received each financial statement or report referred to in Section 3.04.

The Administrative Agent may agree that evidence of authority and legal opinions with respect to certain of the Non-US Subsidiary Guarantors may be delivered after the Effective Date where it determines that the difficulty or expense of delivering such items by the Effective Date will be excessive in relation to the benefits of such delivery to the Lenders. The Administrative Agent shall notify the Credit Parties and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on November 15, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Borrowing. The obligation of each Lender to make Loans as part of each Credit Event that increases any Revolving Credit Exposure or the Competitive Loan Exposure of any Lender is subject to the satisfaction or waiver of the following conditions (which conditions, insofar as they apply to any Competitive Loan, may be waived by the Lender that is to make such Competitive Loan):

(a) The representations and warranties of the Credit Parties set forth in the Credit Documents shall be true and correct in all material respects on and as of the date of such Credit Event (except to the extent such representations and warranties by their terms relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date).

(b) At the time of and immediately after giving effect to such Credit Event, no Default shall have occurred and be continuing.

Each Credit Event that increases any Revolving Credit Exposure or the Competitive Loan Exposure of any Lender shall be deemed to constitute a representation and warranty by Holdings and each Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                  SECTION 4.03. Initial Borrowing by each Borrowing Subsidiary. The obligation of each Lender to make Loans to any Borrowing Subsidiary is subject to the satisfaction (or waiver in accordance with Section 10.02) of the following conditions:

(a) The Administrative Agent (or its counsel) shall have received such Borrowing Subsidiary’s Borrowing Subsidiary Agreement, duly executed by all parties thereto.

(b) The Administrative Agent shall have received such documents and certificates, including such opinions of counsel, as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (to the extent such concept is relevant to such Borrowing Subsidiary in its jurisdiction of organization) of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters reasonably relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

ARTICLE V

Affirmative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of Holdings, the Company and ASII, and each Borrowing Subsidiary covenants and agrees with the Lenders (but, in the case of each Borrowing Subsidiary, only as to such Borrowing Subsidiary and its own subsidiaries), that:

                  SECTION 5.01. Corporate Existence. Holdings, the Company, ASII and each Borrowing Subsidiary will, and will cause each other Material Subsidiary to, preserve and maintain its corporate existence, subject to the provisions of Section 6.05.

                  SECTION 5.02. Maintenance of Properties. Holdings will, and will cause each Subsidiary to, maintain, preserve and keep its Properties necessary to the proper conduct of its business in reasonably good repair, working order and condition (ordinary wear and tear and damage by casualty excepted) and will from time to time make all necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such Property shall be reasonably preserved and maintained, except, in each case, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing in this Section 5.02 shall prevent Holdings or a Subsidiary from discontinuing the operation or maintenance of any such Property if such discontinuance is, in the judgment of Holdings, desirable in the conduct of its business or the business of the Subsidiary.

                  SECTION 5.03. Taxes. Holdings will duly pay and discharge, and will cause each Subsidiary to pay and discharge, all material taxes, rates, assessments, fees and governmental charges upon or against Holdings or such Subsidiary or against their respective Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves under GAAP are provided therefor.

                  SECTION 5.04. Insurance. Holdings will insure, and keep insured, and will cause each Subsidiary to insure, and keep insured, with reputable insurance companies, such of its insurable Property as is of a character usually insured by companies similarly situated and operating like Property to the extent insurance is available on commercially reasonable terms. To the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, and to the extent insurance is available on commercially reasonable terms, Holdings will also insure, and cause each Subsidiary to insure, employers’ and public and product liability risks with reputable insurance companies.

                  SECTION 5.05. Financial Reports and Other Information. Holdings will, and will cause each Subsidiary to, maintain a standard system of accounting substantially in accordance with GAAP and will furnish to the Lenders and their respective duly authorized representatives such information respecting the business and financial condition of Holdings and the Subsidiaries as they may reasonably request; and without any request will furnish to the Administrative Agent, which will make available by means of electronic posting to each Lender:

(a) within 100 days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Holdings (i) certifying as to whether a Default has occurred since the date of the most recent certificate delivered under this paragraph and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.09 and 6.10 and setting forth in reasonable detailed computations of the ratio of Consolidated Total Debt to Consolidated EBITDA, the ratio of Consolidated Free Cash Flow to Consolidated Interest Expense and Consolidated Net Tangible Assets and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) as soon as practicable and in any event within 100 days after the end of the fiscal year of Holdings, (i) the consolidating balance sheet of the “other subsidiaries” and (ii) the related consolidating statements of income and retained earnings and cash flows of the “other subsidiaries”, in each case for such fiscal year setting forth, in comparative form, the corresponding amounts as of the end of and for the previous year, in each case substantially similar to the form of note 16 of Holdings’ Report on Form 10-K for the fiscal year ended December 31, 2000, together with a certificate of a Financial Officer of Holdings to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(e) as soon as practicable and in any event within 60 days after the end of the of each of the first three fiscal quarters of each fiscal year of Holdings, (i) the consolidating balance sheet of the “other subsidiaries” and (ii) the related consolidating statements of income and retained earnings and cash flows of the “other subsidiaries” for such fiscal quarter in each case substantially in the form of Note 7 of Holdings’ Report on Form 10-Q for the fiscal quarter ended June 30, 2001 and setting forth, in comparative form, the corresponding amounts as of the end of and for the previous year, together with a certificate of a Financial Officer of Holdings to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(f) promptly after the same become publicly available, copies of all periodic and other reports (including all reports on Form 10-K, Form 10-Q and Form 8-K), proxy statements and other materials filed by Holdings or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be;

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender acting through the Administrative Agent may reasonably request;

(h) prompt written notice (including a description in reasonable detail) of (i) the occurrence of any Default; (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against Holdings, any Subsidiary or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; (iii) the occurrence of any “prohibited transaction” (as defined in ERISA) that would reasonably be expected to result in a Material Adverse Effect and (iv) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this paragraph shall be accompanied by a statement of a Financial Officer or other executive officer of Holdings setting forth a summary in reasonable detail of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto; and

(i) within five Business Days after Holdings or the Company has knowledge thereof, notice of any change to any Index Rating by S&P or Moody’s.

                  Each of the financial statements furnished to the Lenders pursuant to subsections (a) and (b) of this Section 5.05 shall be accompanied by a compliance certificate in substantially the form of Exhibit E signed by a Financial Officer of Holdings. Each such financial statement shall also be accompanied by a certificate signed by a Financial Officer of Holdings setting forth any changes in the Subsidiaries constituting Material Subsidiaries that shall have occurred since the date of the most recent certificate delivered under this paragraph and confirming compliance with Section 5.09.

                  SECTION 5.06. Books and Records; Inspection Rights. Holdings will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all on reasonable terms and conditions and during normal business hours.

                  SECTION 5.07. Compliance with Laws. Holdings will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of each Governmental Authority applicable to it or its property, including all Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08. Guarantee Requirement. Holdings will, and will cause each Material Subsidiary (in the case of a newly-designated Material Subsidiary, as promptly as reasonably practicable following its designation as a Material Subsidiary) to, execute any and all further documents, agreements and instruments, and take all further actions, that may be required in order to cause the Guarantee Requirement to be satisfied at all times.

                  SECTION 5.09. Material Subsidiaries. Holdings will from time to time, by one or more written notices delivered to the Administrative Agent, designate as Material Subsidiaries all such Subsidiaries as shall be required in order that the Material Subsidiaries shall at all times include (a) each Subsidiary that, together with its subsidiaries, shall have accounted for more than 5% of Consolidated EBITDA for the period of four fiscal quarters most recently ended, and (b) each other Subsidiary other than Subsidiaries that, together with their own subsidiaries, account for not more than 15% of Consolidated EBITDA for the period of four fiscal quarters most recently ended. For purposes of making the determinations required by this Section, cash flows of Non-US Subsidiaries shall be converted into US Dollars at the rates used in preparing the consolidated balance sheets of Holdings included in the applicable financial statements referred to in Section 3.04 or delivered pursuant to Section 5.05. Notwithstanding the foregoing, Holdings shall have no obligation to review the status of its subsidiaries as Material or non-Material Subsidiaries other than in connection with the preparation of the certificates referred to in the last sentence of Section 5.05, and shall have no obligation to designate any Subsidiary as a Material Subsidiary other than at the time any such certificate is delivered unless, following the completion of any acquisition or corporate restructuring involving such Subsidiary, the chief financial officer of Holdings shall have actual knowledge that such Subsidiary is required to be designated as a Material Subsidiary.

ARTICLE VI

Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of Holdings, the Company and ASII, and each Borrowing Subsidiary covenants and agrees with the Lenders (but, in the case of each Borrowing Subsidiary, only as to such Borrowing Subsidiary and its own subsidiaries), that none of Holdings or any Subsidiary will:

                  SECTION 6.01. Priority Indebtedness. Incur any Priority Indebtedness unless, immediately after such Incurrence, the aggregate amount of all Priority Indebtedness of Holdings and the Subsidiaries shall not exceed the greater of US$250,000,000 and 10% of Consolidated Net Tangible Assets as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.05(a) or (b) (or, prior to the delivery of any such financial statements, as of June 30, 2001); provided that Holdings and the Subsidiaries may in any event Incur Priority Indebtedness consisting of extensions, renewals and replacements of Priority Indebtedness incurred in compliance with this Section 6.01 so long as such extension, renewal or replacement Indebtedness shall not be guaranteed by any guarantors or, unless otherwise permitted by Section 6.02, secured by any assets that did not guarantee or secure, as applicable, the Indebtedness so extended, renewed or replaced.

                  SECTION 6.02. Liens. Directly or indirectly create, incur, assume or permit to exist any Lien securing Indebtedness for money borrowed upon or with respect to any of its property or assets, whether now owned or hereafter acquired except:

(a) Permitted Encumbrances;

(b) Liens created under this Agreement;

(c) Liens existing on the date hereof and set forth on Schedule 6.02 and any replacements thereof; provided that (i) no such Lien shall apply to any other property or assets of Holdings or any Subsidiary other than improvements and accessions to the subject assets and proceeds thereof and (ii) no such Lien shall secure obligations other than those which it secured on the date hereof and permitted extensions, renewals and replacements thereof;

(d) Liens on assets existing at the time such assets are acquired by Holdings or a Subsidiary and any replacements thereof; provided that (i) no such Lien is created in contemplation of or in connection with such acquisition, (ii) no such Lien shall apply to any other property or assets of Holdings or any Subsidiary other than improvements and accessions to the subject assets and proceeds thereof and (iii) no such Lien shall secure obligations other than those which it secures on the date of such acquisition and permitted extensions, renewals and replacements thereof;

(e) Liens on assets of any Person at the time such Person becomes a Subsidiary; and any replacements thereof; provided that (i) no such Lien is created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) no such Lien shall apply to any other property or assets of Holdings or any Subsidiary other than improvements and accessions to the subject assets and proceeds thereof and (iii) no such Lien shall secure obligations other than those which it secures on the date such Person becomes a Subsidiary and permitted extensions, renewals and replacements thereof;

(f) Liens securing Indebtedness incurred to finance the purchase, of property, plant or equipment acquired after the date hereof to the extent such Liens attach only to such property, plant or equipment and improvements and accretions thereto and are created at the time of or within 180 days after the acquisition of such property, plant, equipment, improvements or accretions, as the case may be, and any replacements thereof; provided that no such Lien shall apply to any other property or assets of Holdings or any Subsidiary other than improvements and accessions to the subject property or assets and proceeds thereof;

(g) customary Liens arising from or created in connection with the issuance of trade letters of credit for the account of the Company or any Subsidiary supporting obligations not constituting Indebtedness; provided that such Liens encumber only the raw materials, inventory, machinery or equipment in connection with the purchase of which such letters of credit are issued;

(h) Liens on assets associated with sales offices purchased from third parties by Holdings or the Subsidiaries and securing Indebtedness of Holdings or the Subsidiaries issued as consideration for such purchases;

(i) Liens on cash deposits subject to Cash Pooling Arrangements and securing liabilities of Non-US Subsidiaries participating therein and permitted by clause (h) of Section 6.04;

(j) Liens on assets of Subsidiaries securing obligations owed to Holdings or one or more other Subsidiaries (other than Liens existing or deemed to exist in connection with Securitization Transactions); provided that (i) no such Lien shall be created in favor of any person other than Holdings or a Subsidiary and (ii) any such obligations owed by Designated Subsidiaries to Subsidiaries that are not a Designated Subsidiaries, and the Liens securing such obligations, shall, to the extent the aggregate outstanding amount of such obligations is greater than US$250,000,000, be subordinated in any bankruptcy, insolvency or similar proceeding affecting such Designated Subsidiary to the claims of the Lenders against such Designated Subsidiary;

(k) to the extent such transactions are not structured as true sales of accounts receivable, Liens existing or deemed to exist in connection with (i) the Unified Receivables Program (including any replacement or successor programs to the extent they involve only the sale of accounts receivable of the US Plumbing and/or the Unitary Product Group business segments referred to in Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2000), and (ii) other Securitization Transactions in an aggregate amount not greater at any time than US$250,000,000;

(l) to the extent such transactions are not structured as true sales of accounts receivable, Liens existing or deemed to exist in connection with Securitization Transactions (other than the Unified Receivables Program and any permitted replacement or successor programs referred to in clause (k) above) in an aggregate amount greater than $250,000,000; provided, that at the time of any such creation or deemed creation of a Lien, the Commitments shall be reduced pursuant to Section 2.08(b), and any outstanding Loans shall be prepaid pursuant to Section 2.10(a), in an amount equal to such excess;

(m) Liens securing judgments entered against Holdings or the Subsidiaries so long as such judgments have not resulted in Events of Default under clause (i) of Article VII;

(n) Liens (other that (i) Liens securing Indebtedness, (ii) Liens created or deemed to exist in connection with Securitization Transactions and (iii) Liens securing or deemed to exist in connection with Priority Indebtedness) securing obligations in an aggregate amount not to exceed US$25,000,000 at any time outstanding;

(o) at any time when Section 6.01 shall be in effect, Liens securing or deemed to exist in connection with Priority Indebtedness (including Priority Indebtedness consisting of extensions, renewals and replacements of Priority Indebtedness) Incurred without violation of Section 6.01; and

(p) at any time when Section 6.01 shall not be in effect, Liens securing or deemed to exist in connection with Indebtedness in an aggregate principal amount that, taken together with the aggregate Attributable Debt in respect of Sale-Leaseback Transactions permitted under Section 6.03(e), does not exceed the greater of US$250,000,000 and 10% of Consolidated Net Tangible Assets as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.04(a) or (b).

                  SECTION 6.03. Sale-Leaseback Transactions. Enter into any Sale-Leaseback Transaction except:

(a) Sale-Leaseback Transactions existing on the date hereof and set forth on Schedule 6.03 and any replacements and refinancings thereof; provided that such replacements and refinancings shall not apply to any other property or assets of Holdings or any Subsidiary;

(b) any Sale-Leaseback Transaction entered into within 180 days after the acquisition or construction of the subject property to finance the acquisition thereof and any replacements and refinancings thereof; provided that such replacements and refinancings shall not apply to any other property or assets of Holdings or any Subsidiary;

(c) any Sale-Leaseback Transaction involving no party other than Holdings or any Subsidiary so long as (i) no lien shall be created in favor of any person other than Holdings or a

Subsidiary on the rights of the lessor under any such arrangement and (ii) if the lessee in any such transaction is a Designated Subsidiary and the lessor is a Subsidiary that is not a Designated Subsidiary, the obligations owed to the lessor shall be subordinated in any bankruptcy, insolvency or similar proceeding affecting the lessee to the claims of the Lenders against the lessee;

(d) at any time when Section 6.01 shall be in effect, other Sale-Leaseback Transactions to the extent the Attributable Debt related thereto constitutes Priority Indebtedness Incurred without violation of Section 6.01; and

(e) at any time when Section 6.01 shall not be in effect, other Sale-Leaseback Transactions to the extent the Attributable Debt related thereto, taken together with the aggregate principal amount of the indebtedness secured by Liens permitted under Section 6.02(p), does not exceed the greater of US$250,000,000 and 10% of Consolidated Net Tangible Assets as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.04(a) or (b).

                  SECTION 6.04. Subsidiary Indebtedness. Permit any Subsidiary (other than the Company, ASII or any other Material Subsidiary that shall be a party to the Subsidiary Guarantee Agreement and a Guarantor of all the Obligations) to Incur any Indebtedness or to issue any preferred stock or other preferred equity securities except:

(a) the Obligations;

(b) Indebtedness existing on the date hereof and set forth on Schedule 6.04 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

(c) Indebtedness, preferred stock or preferred equity securities of Subsidiaries existing at the time they become Subsidiaries and not incurred in contemplation of their becoming Subsidiaries;

(d) Indebtedness (or preferred stock or preferred equity securities) representing the purchase price, or incurred to finance the purchase, of property, plant or equipment acquired after the date hereof or secured by a Lien on any such property, plant or equipment prior to the acquisition thereof to the extent such Lien attaches only to such property, plant or equipment and improvements and accretions thereto;

(e) Indebtedness owed to Holdings or one or more other Subsidiaries (or preferred stock or preferred equity securities; provided that such preferred stock or preferred equity securities are owned by Holdings or one or more Subsidiaries); provided that (i) no Lien on any such Indebtedness (or preferred stock or preferred equity securities) shall be created in favor of any person other than Holdings or a Subsidiary and (ii) any such Indebtedness owed by Designated Subsidiaries to any Subsidiaries that are not Designated Subsidiaries shall, to the extent greater than US$25,000,000 in the aggregate for all such Indebtedness referred to in this clause (ii), be subordinated in any bankruptcy, insolvency or similar proceeding affecting such Designated Subsidiary to the claims of the Lenders against such Designated Subsidiary;

(f) Indebtedness deemed to exist as a result of Securitization Transactions permitted under clauses (k) and (l) of Section 6.02;

(g) Indebtedness in connection with overdrafts, in the ordinary course of business, under Cash Pooling Arrangements;

(h) Indebtedness, preferred stock or other preferred equity securities of any Non-US Subsidiary, including any extensions, renewals and replacements of any such Indebtedness that do not result in an earlier maturity date or decreased weighted average life thereof, in an aggregate amount not to exceed $250,000,000 at any time outstanding; and

(i) other Indebtedness constituting Priority Indebtedness Incurred without violation of Section 6.01.

                  SECTION 6.05. Fundamental Changes. (a) In the case of Holdings or any Material Subsidiary, merge with or into or consolidate with any other Person, or liquidate or dissolve, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or substantially all of the consolidated assets of Holdings and the Subsidiaries (whether now owned or hereafter acquired and whether directly or through any merger or consolidation of, or any issuance, sale, transfer, lease or other disposition of equity interests in, any Subsidiary) except that if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into Holdings in a transaction in which Holdings is the surviving corporation, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may liquidate or dissolve if Holdings determines in good faith that such liquidation or dissolution is in the best interests of Holdings and the Subsidiaries and is not materially disadvantageous to the Lenders and (iv) any sale of assets (or stock of a Subsidiary) permitted under paragraph (b) below may be effected through the merger or consolidation of one or more Material Subsidiaries (other than the Company, ASII or any Borrowing Subsidiary) in a transaction in which the surviving person is not a Subsidiary.

                  (b) Sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) to any Person that is not a Guarantor of all the Obligations, assets with an aggregate fair market value during any fiscal year greater than 25% of the Consolidated Total Assets of Holdings at the end of the immediately preceding fiscal year, provided that with respect to any such transactions (or series of related transactions) in excess of 10% and less than or equal to 25% of the Consolidated Total Assets of Holdings at the end of the immediately preceding fiscal year, the Commitments shall be reduced pursuant to Section 2.08(b), and any outstanding Loans shall be prepaid pursuant to Section 2.10(a), in an amount equal to such excess upon the closing of such transactions; provided further, however, that in no event shall all or substantially all of (i) the Trane Business or (ii) the Trane Trademarks or Trane Trademark Licenses be sold, transferred, leased or otherwise disposed of (in one transaction or in a series of related transactions) to any Person that is not a Guarantor of all the Obligations.

                  (c) Alter in a fundamental manner the character of the business of Holdings and its Subsidiaries taken as a whole from that conducted immediately prior to the date hereof (it being understood that the entry into other industrial businesses or businesses reasonably related, similar or ancillary to any of the businesses conducted by Holdings or its Subsidiaries as of the date hereof shall not be considered a fundamental alteration).

                  SECTION 6.06. Investments, Loans and Advances. (a) Directly or indirectly make or own any Investment in any Person or enter into any Joint Venture, except for:

(i) Investments existing on the date hereof and restructurings thereof that do not increase the aggregate amount of such Investments;

(ii) Investments in Holdings;

(iii) Investments in Joint Ventures and Subsidiaries and in persons that at the time of such Investments become Joint Ventures or Subsidiaries;

(iv) Investments received as consideration in connection with or arising by virtue of any merger, consolidation, sale or other transfer of assets permitted under Section 6.05;

(v) Investments received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, and other disputes with, suppliers, customers or others arising in the ordinary course of business;

(vi) Investments in Cash Equivalents or Foreign Cash Equivalents; and

(vii) other Investments in Persons that are neither Subsidiaries nor Joint Ventures in an aggregate amount during any fiscal year not greater than US$50,000,000.

                  (b) Make any Investment in equity interests in another Person, or acquire all or substantially all the assets of any other Person (or assets that are substantial in relation to Holdings and the Subsidiaries taken as a whole), for consideration with a value greater than US$250,000,000 unless Holdings shall first have delivered to the Administrative Agent computations and other information demonstrating compliance on a pro forma basis with the covenants set forth in Sections 6.09 and 6.10, giving effect to such Investment or acquisition as if it had occurred at the beginning of the most recent period of four fiscal quarters for which financial statements shall have been delivered under Section 5.01(a) or (b).

                  SECTION 6.07. Junior Payments. Make any Junior Payment if, (a) at the time thereof or after giving effect thereto a Default shall have occurred and be continuing or (b) giving pro forma effect thereto as if it had occurred on the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or (b), Holdings would not have been in compliance with the covenant set forth in Section 6.09 as of the end of such fiscal quarter if the Leverage Ratio required under such Section had been that required to be maintained as of the fiscal quarter end next succeeding the date of such Junior Payment.

                  SECTION 6.08. Use of Proceeds. Use the proceeds of the Loans for any purpose other than the purposes set forth in the preamble to this Agreement, or use any part of the proceeds of any Loan, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Permit more than 25% of the value of the assets of Holdings and the Subsidiaries which are subject to any arrangement hereunder restricting the ability of Holdings or such Subsidiary to sell, pledge or otherwise dispose of assets to consist of Margin Stock.

                  SECTION 6.09. Ratio of Consolidated Total Debt to Consolidated EBITDA. Permit the ratio of (i) Consolidated Total Debt of Holdings on the last day of any fiscal quarter ending during any period set forth below to (ii) Consolidated EBITDA of Holdings as of the end of and for any period of four consecutive fiscal quarters ending during any period set forth below to exceed the ratio indicated below with respect to such period.

Period	Ratio

Closing Date through 12/31/02	3.0:1.0

1/1/03 through Maturity Date	2.75:1.0

                  SECTION 6.10. Ratio of Consolidated Free Cash Flow to Consolidated Interest Expense. Permit the ratio of (i) Consolidated Free Cash Flow of Holdings to (ii) Consolidated Interest Expense of Holdings, in each case for any period of four consecutive fiscal quarters ending during any period set forth below to be less than the ratio indicated below with respect to such period:

Period	Ratio

Closing Date through 12/31/02	2.75:1.0

1/1/03 through Maturity Date	3.25:1.0

ARTICLE VII

Events of Default

      If any of the following events (“Events of Default”) shall occur:

(a) (i) any Borrower shall default in the payment when due of any principal on any Loan, whether at the stated maturity thereof or at any other time provided in this Agreement or (ii) any Borrower shall default for a period of three days in the payment when due of interest on any Loan or of any other sum required to be paid pursuant to this Agreement;

(b) Holdings or any Borrower shall default in the observance or performance of any of the covenants set forth in Section 5.01 (with respect to Holdings’, the Company’s or ASII’s existence) or 5.05(i) or in Article VI;

(c) (i) Holdings shall default in the observance or performance of any of the covenants set forth in Section 5.09 for a period of three Business Days or (ii) any Borrower shall default in the observance or performance of any other provision hereof or of any other Credit Document not mentioned in (a), (b) or (c)(i) above, which default is not remedied within 30 days (or 60 days if (x) such default is capable of being cured, (y) a cure of such default will require more than 30 days and (z) the applicable Borrower is proceeding to effect a cure of such default) after notice thereof to the Company by the Administrative Agent or any Lender;

(d) any representation or warranty made (or deemed made) herein or in any other Credit Document by any Credit Party, or in any statement or certificate furnished by any Credit Party pursuant hereto or in connection with any Credit Event, proves untrue in any material respect as of the date of the making (or deemed making) thereof;

(e) Holdings or any Subsidiary shall default in the payment when due, after any applicable grace period, of any Material Indebtedness (other than Material Indebtedness owed to Holdings or a Subsidiary); or there shall occur any default or other event under any indenture, agreement or other instrument under which any Material Indebtedness is outstanding and such default or event shall result in the acceleration of the maturity or the required redemption or repurchase of such Material Indebtedness (or, in the case of any such Material Indebtedness under any Hedging Agreement, the early termination of or any required payment under such Hedging Agreement);

(f) any “reportable event” (as defined in ERISA) that constitutes grounds for the termination of any Plan by the PBGC, or for the appointment by an appropriate court of a trustee to administer or liquidate any Plan, or that could reasonably be expected to result in a Material Adverse Effect, shall have occurred and shall be continuing 30 days after written notice to such effect shall have been given to the Company by the Administrative Agent; or any Plan shall be terminated by the PBGC; or a trustee shall be appointed to administer any Plan; or the PBGC shall institute proceedings to administer or terminate any Plan; and in the case of any such event the aggregate amount of unfunded liabilities under any affected Plan shall exceed (either singly or in the aggregate in the case of any such liability arising under more than one Plan) US$20,000,000; or Holdings or any of its Subsidiaries or any member of the Controlled Group of any of them shall withdraw (completely or partially) from any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and the aggregate amount of the liability of Holdings and its Subsidiaries to such plan under Title IV of ERISA shall exceed (either singly or in the aggregate in the case of any such liability arising under more than one such plan) US$20,000,000;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) Holdings or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) make a general assignment for the benefit of creditors;

(i) one or more judgments for the payment of money in an aggregate amount in excess of US$20,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against Holdings, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings or any Subsidiary to enforce any such judgment;

(j) an “Event of Default” shall have occurred and be continuing under and as defined in the Five Year Credit Agreement;

(k) Holdings, the Company, ASII or any Subsidiary Guarantor shall fail to observe or perform any covenant, condition or agreement contained in Article IX or in the Subsidiary Guarantee Agreement, as the case may be, or the guarantee of Holdings, the Company or ASII hereunder or of any Subsidiary Guarantor under the Subsidiary Guarantee Agreement shall not be (or shall be claimed by Holdings, the Company, ASII or any Subsidiary Guarantor not to be) valid or in full force and effect; or

(l) a Change in Control shall occur;

then, and in every such event (other than an event with respect to Holdings, the Company or ASII described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower Agent, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Borrowers; and in case of any event with respect to Holdings, the Company or ASII described in clause (g) or (h) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and each Borrower.

ARTICLE VIII

The Administrative Agent

                  In order to expedite the transactions contemplated by this Agreement, Chase is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Credit Documents, together with such actions and powers as are reasonably incidental thereto.

                  Any Lender serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Lender and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or any Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Credit Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Credit Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Credit Documents, the Administrative Agent shall not have any duty to disclose, or be liable for the failure to disclose, any information relating to Holdings or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Credit Document, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Credit Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Credit Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs and the provisions of Section 10.03 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Administrative Agent, or, if the Administrative Agent shall have resigned, the Required Lenders, shall have the right (in consultation with, and with the consent of (unless an Event of Default has occurred and is continuing pursuant to clause (g) or (h) of Section 7.01), the Company, which shall not be unreasonably withheld) to appoint a successor. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (in consultation with, and with the consent of (unless an Event of Default has occurred and is continuing pursuant to clause (g) or (h) of Section 7.01), the Company, which shall not unreasonably withhold such consent and which shall, if the retiring Administrative Agent shall so request, designate and approve a successor Administrative Agent) on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as

Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document, any related agreement or any document furnished hereunder or thereunder.

                  None of the institutions named as Syndication Agents or Documentation Agents in the heading of this Agreement shall, in their capacities as such, have any duties or responsibilities of any kind under this Agreement.

ARTICLE IX

Guarantee

                  In order to induce the Lenders to extend credit to the Borrowers hereunder, each of Holdings, the Company and ASII hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations. Each of Holdings, the Company and ASII further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

                  Each of Holdings, the Company and ASII waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of each of Holdings, the Company and ASII hereunder shall not be affected by (a) the failure of any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement or any other Credit Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement or any other Credit Document; (d) the failure or delay of any Lender to exercise any right or remedy against any other guarantor of the Obligations; (e) the failure of any Lender to assert any claim or demand or to enforce any remedy under any Credit Document or any other agreement or instrument; (f) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (g) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of Holdings, the Company or ASII or otherwise operate as a discharge of Holdings, the Company or ASII as a matter of law or equity or which would impair or eliminate any right of Holdings, the Company or ASII to subrogation.

                  Each of Holdings, the Company and ASII further agrees that its guarantee hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender or the Administrative

Agent to any balance of any deposit account or credit on the books of any Lender or the Administrative Agent in favor of Holdings, any Borrower or Subsidiary or any other Person.

                  The obligations of Holdings, the Company and ASII hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

                  Each of Holdings, the Company and ASII further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender upon the bankruptcy or reorganization of Holdings or any Borrower or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Lender, the Administrative Agent may have at law or in equity against Holdings, the Company or ASII by virtue hereof, upon the failure of any Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of Holdings, the Company and ASII hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent, for distribution to the Lenders, or the Administrative Agent, as appropriate, in cash an amount equal the unpaid principal amount of such Obligation. Each of Holdings, the Company and ASII further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Lender or the Administrative Agent, not consistent with the protection of its rights or interests, then, at the election of such Lender or the Administrative Agent, Holdings, the Company and ASII shall make payment of such Obligation in US Dollars in New York, and shall indemnify such Lender and the Administrative Agent against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.

                  Upon payment in full by Holdings, the Company or ASII of any Obligation of any Borrower, each Lender shall, in a reasonable manner, assign to Holdings, the Company or ASII, as applicable, the amount of such Obligation owed to such Lender and so paid, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by Holdings, the Company or ASII, as applicable, or make such disposition thereof as Holdings, the Company or ASII shall direct (all without recourse to any Lender and without any representation or warranty by any Lender). Upon payment by Holdings, the Company or ASII of any sums as provided above, all rights of Holdings, the Company or ASII against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrower to the Lenders (it being understood that, after the discharge of all the Obligations due and payable from such Borrower, such rights may be exercised by Holdings, the Company or ASII, as applicable notwithstanding that such Borrower may remain contingently liable for indemnity or other Obligations).

ARTICLE X

Miscellaneous

                  SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Borrower Agent, to it at One Centennial Avenue, Piscataway, NJ, 08855, Attn. R. Scott Massengill, Treasurer, (Telecopy No. (732) 980-6123);

(b) if to any Borrower, to it in care of the Borrower Agent as provided in paragraph (a) above;

(c) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Maria M. Swales (Telecopy No. (212) 552-5662), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Randolph Cates (Telecopy No.(212) 270-1403);

(d) if to the Swingline Lender, to it at The Chase Manhattan Bank, Attention of Maria M. Swales (Telecopy No. (212) 552-5662), with a copy to the Administrative Agent as provided in paragraph (c) above; and

(e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Credit Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Credit Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Holdings, the Company, ASII and the Required Lenders or by Holdings, the Company, ASII and the Administrative Agent with the consent of the Required Lenders and, in the case of any other Credit

Document, each applicable Borrower (or the Borrower Agent on behalf of such Borrower); provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable to any Lender hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby, (v) change Section 2.08(c) or (d)(iii) in a manner that would alter the pro rata reduction of the Commitments required thereby, without the written consent of each Lender affected thereby, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Credit Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vii) release Holdings, the Company or ASII from their respective obligations under Article IX, in each case without the written consent of each Lender; or release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guarantee Agreement without the written consent of Lenders representing more than 75% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Swingline Lender hereunder without the prior written consent of the Administrative Agent or the Swingline Lender, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Holdings, the Company, ASII, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

                  SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Credit Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, and, if an Event of Default shall have occurred or shall be reasonably anticipated by the Administrative Agent, other counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of the rights of the Administrative Agent or Lender in connection with the Credit Documents, including its rights under this Section, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrowers shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Excluded Taxes), including the reasonable and documented fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Credit Document or any agreement or instrument contemplated thereby, the performance by the parties to the Credit Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the wilful misconduct or gross negligence of such Indemnitee or any of its directors, officers, employees or agents. The Borrower and each Indemnitee agrees that (i) such Indemnitee will contest any claim in respect of which indemnification is sought under this paragraph if requested by the Borrower Agent, in a manner reasonably directed by the Borrower Agent, with counsel selected by the Indemnitee and approved by the Borrower Agent, which approval shall not be unreasonably withheld or (ii) the Borrower Agent, upon the request of the Indemnitee, shall retain counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee in any proceeding with respect to any such claim and shall pay as incurred the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding with respect to which the Indemnitee has requested the Borrower Agent to retain counsel, any Indemnitee shall have the right to retain its own counsel at its own expense, except that the Borrower Agent shall pay as they are incurred the reasonable fees and expenses of counsel retained by the Indemnitee if (y) the Borrower and the Indemnitee agree to the retention of such counsel or (z) the named parties to any such proceeding (including any impleaded parties) include both the Borrower and the Indemnitee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Any Indemnitee that proposes to settle or compromise any indemnified claim for which the Borrowers may be liable for payment of indemnity shall give the Borrower Agent written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower Agent’s prior written consent, which consent shall not be unreasonably withheld; provided that nothing in this sentence or the preceding sentence shall restrict the right of any person to settle or compromise any claim for which indemnity would be otherwise available on any terms if such person waives its right to indemnity from the Borrowers in respect of such claim. The Borrower Agent will not, without the prior written consent of the applicable Indemnitee (which consent shall not be unreasonably withheld), settle any proceeding with respect to which the Indemnitee has requested the Borrower Agent to retain counsel unless such settlement includes an express, complete and unconditional release of such Indemnitee with respect to all claims asserted in such proceeding.

                  (c) To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Swingline Lender such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Swingline Lender in its capacity as such.

                  (d) To the extent permitted by applicable law, neither Holdings nor any Borrower shall assert, and each hereby waives, any claim against any Indemnitee for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor setting forth the amount and the nature of the expense or claim, as applicable.

                  (f) Notwithstanding the foregoing paragraphs, nothing in this Section shall require Holdings or any Borrower to indemnify the Administrative Agent or Lender against or to reimburse the Administrative Agent or Lender for any cost or reduction in amounts received that shall result from the Changes in Law or other matters addressed in Section 2.14, 2.15 or 2.16 and that shall be expressly excluded from the amounts for which Holdings and the Borrowers are liable under such Sections.

                  SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any Borrowing Subsidiary Agreement (except as expressly provided herein) without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender (or an Affiliate of a Lender that is sufficiently creditworthy that there would be no reasonable doubt as to its ability to perform its obligations hereunder), each of the Borrower Agent and the Administrative Agent (and in the case of an assignment of all or a portion of a Commitment, the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$10,000,000 unless each of the Borrower Agent and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of US$3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower Agent otherwise required under this paragraph shall not be required if an Event of Default under clause (g) or (h) of Section 7.01 has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as the Administrative Agent of each Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, the Administrative Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of any Borrower or the Administrative Agent, or the Swingline Lender sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Credit Documents and to approve any amendment, modification or waiver of any provision of the Credit Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of and be subject to all the obligations of a Lender under Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower Agent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Sections 2.16(e) as though it were a Lender. The provisions of Section 2.18 shall apply to each Participant as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Bank”) may grant to a special purpose funding vehicle (an “SPC”) of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrowers pursuant to Section 2.01; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall be deemed to utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by the Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Bank makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Bank or to any financial institutions (if consented to by the Borrowers and Administrative Agent) providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans (but not relating to any Borrower, except with the Borrower Agent’s consent) to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC (and subject to the agreement of any such provider of any surety, guarantee or credit or liquidity enhancement to maintain the confidentiality of such information on substantially the terms set forth in Section 10.12).

                  SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein, in the other Credit Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Credit Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.07. Severability. Any provision of any Credit Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of such Credit Document; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower (other than payroll accounts and trust accounts) against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement. The rights of each Lender under this Section are in addition to and shall not limit other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Holdings and each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Credit Document shall affect any right that any party to this Agreement may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Borrower or its properties in the courts of any jurisdiction.

                  (c) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Credit Document will affect the right of any party hereto or thereto to serve process in any other manner permitted by law.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY

ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.12. Confidentiality. The Administrative Agent and each of the Lenders agrees to maintain, and to cause its directors, officers, employees and agents to maintain, the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, subject to the delivery of prompt notice of such required disclosure to the Borrower Agent in order that Holdings or the Borrowers may have the opportunity to contest such disclosure or to seek one or more protective orders with respect thereto, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the written consent of any Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is publicly available or available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by a Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as a prudent Person engaged in the same business or following customary procedures for such business would accord to its own confidential information.

                  SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 10.14. Release of Guarantees; Termination of Certain Covenants and Subsidiary Guarantee Agreement. (a) Notwithstanding any contrary provision herein or in any other Credit Document, if the Borrower Agent shall request the release under the Subsidiary Guarantee Agreement of any Subsidiary Guarantor upon the sale of all the Equity Interests in such Subsidiary Guarantor owned by Holdings and the Subsidiaries to a Person other than Holdings or a Subsidiary in a transaction permitted under the terms of this Agreement and shall deliver to the Administrative Agent a certificate to the effect that such sale will comply with the terms of this Agreement, the Administrative Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such releases or other instruments, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary Guarantor from its obligations under the Subsidiary Guarantee Agreement substantially simultaneously with or promptly after the completion of such sale or other disposition.

                  (b) At any time when a Class I Termination Condition shall occur, Sections 6.05(b) and 6.06(a) will terminate and be of no further force and effect; provided that if at any time after the occurrence of a Class I Termination Condition either Moody’s or S&P shall downgrade its Index Rating such that a Class I Termination Condition shall no longer be in effect, such Sections shall be automatically reinstated on the date of such downgrade.

                  (c) At any time when a Class II Termination Condition shall occur, Sections 5.08, 6.01 and 6.04 and the Subsidiary Guarantee Agreement shall terminate and be of no further force and effect; provided that if at any time after the occurrence of a Class II Termination Condition either Moody’s or S&P shall downgrade its Index Rating such that a Class II Termination Condition shall no longer be in effect, such Sections and the Subsidiary Guarantee Agreement shall be automatically reinstated on the date of such downgrade and each Subsidiary required to be party to the Subsidiary Guarantee Agreement in order for the Guarantee Requirement to be satisfied will execute such instruments as the Administrative Agent may reasonably request to evidence and confirm its Guarantee of the Obligations to the extent that such Guarantee would not violate applicable laws or joint venture or similar agreements with third parties, result in liability on the part of officers, directors or employees of such Subsidiary or result in adverse tax consequences (as determined by Holdings in consultation with the Administrative Agent) for Holdings or any of its Subsidiaries.

                  (d) If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower Agent (on behalf of the Credit Parties) and the Administrative Agent (on behalf of the Lenders) shall negotiate in good faith to amend the definitions of Class I Termination Condition and Class II Termination Condition to reflect such changed rating system or the unavailability of ratings from such rating agency.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN STANDARD COMPANIES INC.,

by	/s/ R. Scott Massengill Name: R. Scott Massengill Title: Vice President and Treasurer

AMERICAN STANDARD INC.,

by	/s/ R. Scott Massengill Name: R. Scott Massengill Title: Vice President and Treasurer

AMERICAN STANDARD INTERNATIONAL INC.,

by	/s/ R. Scott Massengill Name: R. Scott Massengill Title: Vice President and Treasurer

AMERICAN STANDARD ITALIA SRL,

by	/s/ R. Scott Massengill Name: R. Scott Massengill Title: Vice President and Treasurer

WABCO STANDARD TRANE BV,

by	/s/ R. Scott Massengill Name: R. Scott Massengill Title: Vice President and Treasurer

A-S DEUTSCHLAND GMBH,

by	/s/ R. Scott Massengill Name: R. Scott Massengill Title: Vice President and Treasurer

AMERICAN STANDARD (UK) CO.,

by	/s/ R. Scott Massengill Name: R. Scott Massengill Title: Vice President and Treasurer

WABCO STANDARD GMBH,

by	/s/ R. Scott Massengill Name: R. Scott Massengill Title: Vice President and Treasurer

WABCO STD. FRENCH HOLDINGS SARL,

by	/s/ R. Scott Massengill Name: R. Scott Massengill Title: Vice President and Treasurer

THE CHASE MANHATTAN BANK, individually, as Administrative Agent, as Swingline Lender,

by	/s/ Randolph E. Cates Name: Randolph E. Cates Title: Vice President

PB CAPITAL CORPORATION,

by	/s/ Richard Cameron Name: Richard Cameron Title: Vice President

by	/s/ Aurelio Almonte Name: Aurelio Almonte Title: Associate

HSBC BANK USA,

by	/s/ Sarah McClintock Name: Sarah McClintock Title: First Vice President

NATEXIS BANQUES POPULAIRES,

by	/s/ Pieter J. van Tulder Name: Pieter J. van Tulder Title: Vice President and Manager Multinational Group

by	/s/ Christine Dirringer Name: Christine Dirringer Title: Vice President

ABN AMRO BANK N.V.,

by	/s/ Nancy W. Lanzoni Name: Nancy W. Lanzoni Title: Group Vice President

by	/s/ Richard Schrage Name: Richard Schrage Title: Vice President

FIRSTAR BANK, NA,

by	/s/ John Franceschi Name: John Franceschi Title: Assistant Vice President

CREDIT INDUSTRIEL ET COMMERCIAL,

by	/s/ Sean Mournier Name: Sean Mournier Title: First Vice President

by	/s/ Marcus Edward Name: Marcus Edward Title: Vice President

THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY,

by	/s/ Andreas Pantelli Name: Andreas Pantelli Title: Senior Vice President & Department Head

ALLIED IRISH BANK, PLC,

by	/s/ William J. Strickland Name: William J. Strickland Title: President and CEO

by	/s/ Germaine Reusch Name: Germaine Reusch Title: Vice President

THE BANK OF NOVA SCOTIA,

by	/s/ Brian S. Allen Name: Brian S. Allen Title: Managing Director

LLOYDS TSB BANK PLC,

by	/s/ Richard M. Heath Name: Richard M. Heath Title: Vice President, Corporate Banking, USA H009

by	/s/ Catherine Rankin Name: Catherine Rankin Title: Assistant Vice President R027

FLEET NATIONAL BANK,

by	/s/ Miguel J. Medida Name: Miguel J. Medida Title: Managing Director

CREDIT AGRICOLE INDOSUEZ,

by	/s/ Richard A. Drennan Name: Richard A. Drennan Title: Vice President Senior Relationship Manager

by	/s/ Raymond A. Falkenberg Name: Raymond A. Falkenberg Title: Vice President Senior Relationship Manager

BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH

by	/s/ Richard H. Cardover Name: Richard H. Cardover Title: Director

by	/s/ John L. Murphy Name: John L. Murphy Title: Director

BARCLAYS BANK PLC,

by	/s/ L. Peter Yetman Name: L. Peter Yetman Title: Director

CREDIT LYONNAIS NEW YORK BRANCH,

by	/s/ Attila Koc Name: Attila Koc Title: Senior Vice President

SOCIETE GENERALE,

by	/s/ Ambrish D. Thanawala Name: Ambrish D. Thanawala Title: Director Corporate Banking

BANCA NAZIONALE DEL LAVORO S.p.A. - NEW YORK BRANCH,

by	/s/ Leonardo Valentini Name: Leonardo Valentini Title: First Vice President

by	/s/ Frederic W. Hall Name: Frederic W. Hall Title: Vice President

BNP PARIBAS,

by	/s/ Duane P. Helkowski Name: Duane P. Helkowski Title: Director

by	/s/ Shayn P. March Name: Shayn P. March Title: Vice President

BANK OF AMERICA, N.A.,

by	/s/ John Pocalyko Name: John Pocalyko Title: Managing Director

BANK OF TOKYO-MITSUBISHI TRUST COMPANY,

by	/s/ R.F. Kay Name: R.F. Kay Title: Vice President

INTESABCI, NEW YORK BRANCH,

by	/s/ C. Dougherty Name: C. Dougherty Title: Vice President

by	/s/ Frank Maffei Name: Frank Maffei Title: Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH,

by	/s/ Jean M. Hannigan Name: Jean M. Hannigan Title: Director

by	/s/ Stephanie Strohe Name: Stephanie Strohe Title: Director

THE BANK OF NEW YORK,

by	/s/ Ernest Fung Name: Ernest Fung Title: Vice President

CITIBANK, N.A.,

by	/s/ John S. Hutchins Name: John S. Hutchins Title: Managing Director

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the 364-Day Credit Agreement dated as of November 6, 2001 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among American Standard Companies Inc., American Standard Inc., American Standard International Inc., the Borrowing Subsidiaries, the Lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent, Issuing Bank and Swingline Lender, Chase Manhattan International Limited, as London Agent, Chase Manhattan International Limited, as Italian Agent, Bank of America, N.A., Citibank, N.A. and Deutsche Bank AG, as Co-Syndication Agents, and The Industrial Bank of Japan Trust Company and Lloyds TSB Bank PLC, as Documentation Agents. Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

                  1. The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Credit Documents, including, without limitation, the interests set forth below of (i) the Commitments of the Assignor on the Assignment Date, (ii) the Loans owing to the Assignor which are outstanding on the Assignment Date and (iii) participations in Letters of Credit and Swingline Loans that are outstanding on the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement and the other Credit Documents. From and after the Assignment Date, (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents (other than with respect to such Assignor’s obligation to maintain the confidentiality of the Information). The Assignor makes no representation or warranty hereunder other than that it is the legal and beneficial owner of the interest being assigned and that its legal and beneficial ownership interest is free and clear of any adverse claim.

                  2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) to the extent required, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire in the form provided by the Administrative Agent and (iii) a processing and recordation fee in the amount of $3,500.

                  3. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Date of Assignment:_______________________________________________________________

Legal Name of Assignor:____________________________________________________________

Legal Name of Assignee:____________________________________________________________

Assignee’s Address for Notices:______________________________________________________

Effective Date of Assignment (“Assignment Date”):________________________________________

(such date to be at least 5 Business Days after Date of Assignment)

Percentage Assigned
of Commitment
(set forth, to at
least 8 decimals, as
a percentage of the
facility and the
aggregate
Commitments of all
Facility	Principal Amount Assigned	Lenders thereunder)

Commitment Assigned:	$	%

The terms set forth herein are hereby agreed to:

Consented to (if required):

_________________, as Assignor,		AMERICAN STANDARD COMPANIES INC., as Borrower Agent

by Name: Title:	by	Name: Title:

_________________, as Assignee,

Consented to (if required):

by Name: Title:	THE CHASE MANHATTAN BANK, as Administrative Agent,

by Name: Title:

[Swingline Lender],

by Name: Title:

EXHIBIT B-1

[FORM OF]

BORROWING SUBSIDIARY AGREEMENT dated as of [ ], among AMERICAN STANDARD COMPANIES INC., a Delaware corporation, as Borrower Agent (the “Borrower Agent”), [Name of Borrowing Subsidiary], a [ ] corporation (the “New Borrowing Subsidiary”), and The Chase Manhattan Bank, as Administrative Agent (the “Administrative Agent”).

                  Reference is made to the 364-Day Credit Agreement dated as of November 6, 2001 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among American Standard Companies Inc., American Standard Inc., American Standard International Inc., the Borrowing Subsidiaries, the Lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent and Swingline Lender, Bank of America, N.A., Citibank, N.A. and Deutsche Bank AG, as Co-Syndication Agents, and The Industrial Bank of Japan Trust Company and Lloyds TSB Bank PLC, as Documentation Agents. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                  Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to the Borrowing Subsidiaries. The Borrower Agent and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary under the Credit Agreement. The Borrower Agent and the New Borrowing Subsidiary represent that the New Borrowing Subsidiary is a wholly-owned Subsidiary organized under the laws of [          ]. The Borrower Agent represents that the representations and warranties of Holdings, the Company and ASII in the Credit Agreement are true and correct in all material respects on and as of the date hereof after giving effect to this Agreement (it being understood that the representations and warranties in Sections 3.05 and 3.06 shall be deemed for purposes of this Agreement to refer to the financial statements most recently delivered under Section 5.05(a) or (b) and to the date thereof at all times after the first such delivery thereunder rather than to the dates and financial statements specified in Sections 3.05 and 3.06). The Borrower Agent agrees that the Guarantees of Holdings, the Company and ASII contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Borrower Agent, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrowing Subsidiary” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

AMERICAN STANDARD COMPANIES INC., as Borrower Agent

by Name:

Title:

[NAME OF NEW BORROWING SUBSIDIARY]

by Name:

Title:

THE CHASE MANHATTAN BANK, as Administrative Agent,

by Name:

Title:

EXHIBIT B-2

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

The Chase Manhattan Bank,
as Administrative Agent
for the Lenders referred to below
c/o The Chase Manhattan Bank,
as Administrative Agent
270 Park Avenue
New York, NY 10017

[Date]

Ladies and Gentlemen:

                  The undersigned, American Standard Companies Inc., as Borrower Agent (the "Borrower Agent”), refers to the 364-Day Credit Agreement dated as of November 6, 2001 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among American Standard Companies Inc., American Standard Inc., American Standard International Inc., the Borrowing Subsidiaries, the Lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent and Swingline Lender, Bank of America, N.A., Citibank, N.A. and Deutsche Bank AG, as Co-Syndication Agents, and The Industrial Bank of Japan Trust Company and Lloyds TSB Bank PLC, as Documentation Agents. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                  The Borrower Agent hereby terminates the status of [          ] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Credit Agreement. The Borrower Agent represents and warrants that no Loans made to, or Letters of Credit issued for the account of, the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees or in respect of Letters of Credit (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

Very truly yours,

AMERICAN STANDARD COMPANIES INC., as Borrower Agent

by Name: Title:

EXHIBIT C

RESERVE COSTS

                  Reference is made to the 364-Day Credit Agreement dated as of November 6, 2001 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among American Standard Companies Inc., American Standard Inc., American Standard International Inc., the Borrowing Subsidiaries, the Lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent and Swingline Lender, Bank of America, N.A., Citibank, N.A. and Deutsche Bank AG, as Co-Syndication Agents, and The Industrial Bank of Japan Trust Company and Lloyds TSB Bank PLC, as Documentation Agents. Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

1.	Definitions

In this Exhibit:

“Act” means the Bank of England Act of 1998.

The terms “Eligible Liabilities” and “Special Deposits” have the meanings ascribed to them under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

“Fee Base” has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

“Fees Regulations” means, as appropriate, either:

(a)	the Banking Supervision (Fees) Regulations 1998; or

(b)	such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to January 1, 2000.

“FSA” means the Financial Services Authority.

Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or re-enacted from time to time.

2.	Calculation of the Mandatory Costs Rate

The Mandatory Costs Rate is an addition to the interest rate on each Eurocurrency Loan or any other sum on which interest is to be calculated to compensate the Lenders for the cost attributable to Eurocurrency Loan or such sum resulting from the imposition from time to time under or pursuant to the Act and/or by the Bank of England and/or the FSA (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest bearing or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to the liabilities used to fund the relevant Eurocurrency Loan or such sum.

The “Mandatory Costs Rate” will be the rate determined by the Administrative Agent to be equal to the rate (rounded upward, if necessary, to the next higher 1/16 of 1%) resulting from the application of the following formula:

For Sterling:

XL + S(L-D) + F x 0.01

100-(X+S)

         For other Foreign Currencies:

F x 0.01

300

         where on the day of application of the formula

X	is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which The Chase Manhattan Bank (“Chase”) is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

L	is the rate of interest (exclusive of Euro-Currency Margin and Mandatory Costs Rate) payable on that day on the related Eurocurrency Loan or unpaid sum pursuant to this Agreement;

F	is the rate of charge payable by Chase to the FSA pursuant to the Fees Regulations and expressed in pounds per £1 million of the Fees Base of Chase;

S	is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which Chase is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

D	is the percentage rate per annum payable by the Bank of England to Chase on Special Deposits.

(X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.)

The Mandatory Costs Rate attributable to a Eurocurrency Loan or other sum for any period shall be calculated at or about 11:00 A.M. (London time) on the first day of such period for the duration of such period.

The determination of Mandatory Costs Rate by the Administrative Agent in relation to any period shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

3.	Change of Requirements

If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Administrative Agent renders or will render the above formula (or any element thereof, or any defined term used therein) inappropriate or inapplicable, the Administrative Agent shall (with the written consent of the Borrower Agent, which shall not be unreasonably withheld) be entitled to vary the same. Any such variation shall, in the absence of manifest error, be conclusive and binding on all parties and shall apply from the date specified in such notice.

EXHIBIT E

AMERICAN STANDARD COMPANIES INC.

FINANCIAL OFFICER’S COMPLIANCE CERTIFICATE

                  Reference is made to the 364-Day Credit Agreement dated as of November 6, 2001 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among American Standard Companies Inc. (“Holdings”), American Standard Inc., American Standard International Inc., the Borrowing Subsidiaries, the Lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent and Swingline Lender, Bank of America, N.A., Citibank, N.A. and Deutsche Bank AG, as Co-Syndication Agents, and The Industrial Bank of Japan Trust Company and Lloyds TSB Bank PLC, as Documentation Agents (capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein). Pursuant to Section 5.05 of the Credit Agreement, the undersigned, in his/her capacity as a Financial Officer of Holdings, certifies as follows:

1.	[Attached hereto as Exhibit [A] is a true and complete copy of Holdings’ audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of December 31, 200[ ], setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.]

2.	[Attached hereto as Exhibit [B] is a true and complete copy of Holdings’ consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for the immediately preceding fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year. These present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.]

3.	[Attached hereto as Exhibit [C] is a true and complete copy of (i) the consolidating balance sheet of Holdings and its subsidiaries, (ii) the related consolidating statements of income and retained earnings and cash flows of Holdings and its subsidiaries for such fiscal quarter, (iii) the consolidating balance sheet of the “other subsidiaries” and (iv) the related consolidating statements of income and retained earnings and cash flows of the “other subsidiaries” for such fiscal quarter in each case in the form of Note 7 of Holdings’ Report on Form 10-Q for the fiscal quarter ended June 30, 2001 and setting forth, in comparative form, the corresponding amounts as of the end of and for the previous year, all in reasonable detail and accompanied by a certificate of a Financial Officer of Holdings to the effect that they fairly present the financial condition of Holdings and its subsidiaries or the “other subsidiaries”, as the case may be, as at the dates indicated and the results of their operations and cash flows for the periods indicated based on Holdings’ or the “other subsidiaries” normal accounting procedures.]

4.	Except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement, at no time during the period between [ ] and [ ] (the “Certificate Period”) did a Default or an Event of Default exist. (If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Schedule A attached hereto.)

5.	The following represent true and accurate calculations, as of the last day of the Certificate Period, to be used to determine whether Holdings is in compliance with the covenants set forth in Sections 6.01, 6.09 and 6.10 of the Credit Agreement:

(i)	Consolidated Total Debt to Consolidated EBITDA ratio.

	Consolidated Total Debt = Consolidated EBITDA= Actual Ratio= Required Ratio=	[ ] [ ] [ ] to 1.0 [ ] to 1.0

(ii)	Consolidated Free Cash Flow to Consolidated Interest Expense ratio.

	Consolidated Free Cash Flow= Consolidated Interest Expense= Actual Ratio= Required Ratio=	[ ] [ ] [ ] to 1.0 [ ] to 1.0

(iii)	Consolidated Net Tangible Assets.

less	net aggregate assets = net current liabilities = goodwill and other allowed intangibles = Total=	[ ] [ ] [ ] [ ]

6.	Except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement, at no time since the date of the audited financial statements referred to in Section 3.04 of the Credit Agreement has there been a change in GAAP or in the application thereof. (If unable to provide the foregoing certification, fully describe the effect of such change on the financial statements accompanying such certificate on Schedule A attached hereto.)

7.	Attached hereto as Exhibit [D] is a true and complete list [of the Material Subsidiaries] [setting forth all changes during the Certificate Period in the Subsidiaries constituting Material Subsidiaries]. Section 5.09 of the Credit Agreement has been complied with in all material respects. (If unable to provide the foregoing certifications, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Schedule A attached hereto.)

         IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Financial Officer, has executed this certificate for and on behalf of Holdings and has caused this certificate to be delivered this ____ day of [          ].

AMERICAN STANDARD COMPANIES INC.,

By:

Name: Title: Financial Officer

EXHIBIT F

PROMISSORY NOTE

New York, New York
[Date]

                  For value received, [NAME OF BORROWER], a [          ] corporation (the “Borrower”), promises to pay to the order of [name of Lender] (the "Lender”) (i) the unpaid principal amount of each Loan made by the Lender to the Borrower under the Credit Agreement referred to below, when and as due and payable under the terms of the Credit Agreement, and (ii) interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in the currencies and to the accounts specified in the Credit Agreement, in immediately available funds.

                  All Loans made by the Lender, and all repayments of the principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached hereto and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This note is one of the promissory notes issued pursuant to the 364-Day Credit Agreement dated as of November 6, 2001 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among American Standard Companies Inc., American Standard Inc., American Standard International Inc., the Borrowing Subsidiaries, the Lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent and Swingline Lender, Bank of America, N.A., Citibank, N.A. and Deutsche Bank AG, as Co-Syndication Agents, and The Industrial Bank of Japan Trust Company and Lloyds TSB Bank PLC, as Documentation Agents. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

[NAME OF BORROWER],

by

Name: Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

	Amount	Amount of	Unpaid
	of	Principal	Principal	Notations
Date	Loan	Repaid	Balance	Made By

EXHIBIT G

[FORM OF]

SUBSIDIARY GUARANTEE AGREEMENT dated as of November 6, 2001, among each of the subsidiaries listed on Schedule I hereto or becoming parties hereto as provided in Section 20 (collectively, the “Guarantors”) of AMERICAN STANDARD COMPANIES INC., a Delaware corporation (“Holdings”), and THE CHASE MANHATTAN BANK, as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

                  Reference is made to the 364-Day Credit Agreement dated as of November 6, 2001 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among American Standard Companies Inc., American Standard Inc., American Standard International Inc., the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent and Swingline Lender, Bank of America, N.A., Citibank, N.A. and Deutsche Bank AG, as Co-Syndication Agents, and The Industrial Bank of Japan Trust Company and Lloyds TSB Bank PLC, as Documentation Agents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  The Lenders have agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a Subsidiary of Holdings and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders. The obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Guarantors of a Subsidiary Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans, the Guarantors are willing to execute this Agreement.

                  Accordingly, the parties hereto agree as follows:

                  SECTION 1. Guarantee. (a) Subject to paragraph (b) of this Section, each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment by the Borrowers of (A) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (B) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Credit Party under this Agreement or any other Credit Document and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of all Credit Parties under or pursuant to the Credit Agreement and the other Credit Documents (all the monetary and other obligations referred to in this paragraph being referred to collectively as the “Obligations”).

                  (b) Notwithstanding the foregoing paragraph (a) or any other provision of this Agreement, (i) no Guarantor that is a Non-US Subsidiary (a “Non-US Guarantor”) will be liable as a guarantor hereunder for any Obligations of any Credit Party that is a US Person and (ii) the guarantee of each Non-US Guarantor will be further limited in the manner (if any) set forth with respect to such Non-US Guarantor in Schedule II.

                  SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to any of the Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any other Lender to assert any claim or demand or to enforce or exercise any right or remedy against any Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Credit Document or otherwise, (b) any extension, renewal or increase of or in any of the Obligations, (c) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Agreement, any other Credit Document, any Guarantee or any other agreement or instrument, including with respect to any other Guarantor under this Agreement, (d) the failure or delay to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any other Lender or (e) the failure or delay of the Administrative Agent or any other Lender to exercise any right or remedy against any other guarantor of the Obligations.

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                  SECTION 3. Security. Each of the Guarantors authorizes the Administrative Agent to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as it in its sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

                  SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Lender in favor of any Borrower or any other person.

                  SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense (other than a defense of payment) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Credit Document or any other agreement or instrument, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations) or that would impair or eliminate any right of such Guarantor to subrogation.

                  SECTION 6. Defenses of Borrowers Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of any Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent and the other Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other guarantor or exercise any other right or remedy available to them against any Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Guarantor or guarantor, as the case may be, or any security.

                  SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Credit Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Lender as designated thereby in cash the amount of such unpaid Obligations together with such further payments as may be required in accordance with Section 2.18 of the Credit Agreement (which Section is incorporated by reference herein and, as so incorporated, shall apply to payments made by the Guarantors hereunder to the same extent as to payments made by the Borrowers under the Credit Agreement). Each Guarantor further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Lender or Agent, not consistent with the protection of its rights or interests, then, at the election of such Lender or Agent, such Guarantor shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender or Agent against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment. Upon payment by any Guarantor of any sums to the Administrative Agent or any

 3

Lender as provided above, all rights of such Guarantor against any Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of a Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of such Borrower, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents.

                  SECTION 8. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Lenders will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

                  SECTION 9. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it and its subsidiaries contained in the Credit Agreement are true and correct.

                  SECTION 10. Termination. (a) The Guarantees made hereunder (i) shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of any Borrower, any Guarantor or otherwise.

                  (b) The Guarantees of the Guarantors hereunder shall also terminate at the times and under the circumstances provided in Section 10.15 of the Credit Agreement.

                  SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof (or an Additional Guarantor Supplement) executed on behalf of such Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof (or of an Additional Guarantor Supplement) shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Lenders, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

                  SECTION 12. Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Lenders under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which

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such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

                  SECTION 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of The Borrower Agent.

                  SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Administrative Agent and the other Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Credit Document is outstanding and unpaid and as long as the Commitments have not expired or been terminated.

                  (b) In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 17. Rules of Interpretation. The rules of interpretation specified in Sections 1.02 through 1.05 of the Credit Agreement shall be applicable to this Agreement.

                  SECTION 18. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any other Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Credit Documents against any Guarantor or its properties in the courts of any jurisdiction.

                  (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

 5

                  SECTION 19. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

                  SECTION 20. Additional Guarantors. Pursuant to Section 5.08 of the Credit Agreement, each Material Subsidiary of Holdings (other than the Company and ASII) that is not a Guarantor hereunder is required to enter into this Agreement as a Guarantor. Upon execution and delivery after the date hereof by the Administrative Agent and any Subsidiary of an instrument in the form of Annex 1 (an “Additional Guarantor Supplement”), such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any Additional Guarantor Supplement adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

                  SECTION 21. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Credit Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations may be unmatured. The rights of each Lender under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

 6

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AMERICAN STANDARD ITALIA SRL,

by:	Name: Title:

WABCO STANDARD TRANE BV,

by:	Name: Title:

A-S DEUTSCHLAND GMBH,

by:	Name: Title:

AMERICAN STANDARD (UK) CO.,

by:	Name: Title:

WABCO STANDARD GMBH,

by:	Name: Title:

WABCO STD. FRENCH HOLDINGS SARL,

by:	Name: Title:

AMERICAN STANDARD EUROPE BV,

by:	Name: Title:

 7

AMERICAN STANDARD PLUMBING (UK) LTD.,

by:	Name: Title:

IDEAL STANDARD LTD.,

by:	Name: Title:

TRANE EXPORT LLC ,

by:	Name: Title:

WABCO AUTOMOTIVE BV ,

by:	Name: Title:

WABCO AUTOMOTIVE HOLDINGS INC.,

by:	Name: Title:

WABCO EUROPE BV ,

by:	Name: Title:

WABCO FAHRZEUGSYSTEME GMBH,

by:	Name: Title:

WABCO GMBH ,

 8

by	Name: Title:

WABCO GMBH & CO. OHG ,

by	Name: Title:

THE CHASE MANHATTAN BANK, as Administrative Agent,

by	Name: Title:

 9

Schedule I to the
Subsidiary Guarantee Agreement

Guarantors

American Standard Italia S.r.L.
American Standard (UK) Co.
American Standard Europe BV
American Standard Plumbing (UK) Ltd.
A-S Deutschland GmbH
Ideal Standard Ltd.
Trane Export LLC
WABCO Automotive BV
WABCO Automotive Holdings Inc.
WABCO Europe BV
WABCO Fahrzeugsysteme GmbH
WABCO GmbH
WABCO GmbH & Co. OHG
WABCO Standard Trane BV
WABCO Standard French Holdings SARL
WABCO Standard GmbH

 10

Schedule II to the
Subsidiary Guarantee Agreement

                  Limitations on Obligations of Non-US Guarantors

No Non-US Guarantor shall be a guarantor under the Subsidiary Guarantee Agreement for any Obligations of any Non-US Subsidiary if the guarantee of such Obligations of such Non-US Subsidiary by such Non-US Guarantor would result in (A) any violation of any applicable law or any joint venture or similar agreement with any Person other than Holdings or a Subsidiary, (B) any liability on the part of the officers, directors or employees of such Non-US Guarantor, or (C) any adverse tax consequences for Holdings or any of its Subsidiaries.

Based on the foregoing, unless written notice amending Schedule II is delivered to the Administrative Agent hereafter, no Non-US Guarantor is guaranteeing the Obligations of any other Non-US Subsidiary other than its own subsidiaries, and, in any event, only in excess of its stated capital.

 1

Annex 1 to the
Subsidiary Guarantee Agreement

SUPPLEMENT NO. dated as of , to the Subsidiary Guarantee Agreement dated as of November 6, 2001, among each of the subsidiaries listed on Schedule I thereto (collectively, the “Guarantors”) of AMERICAN STANDARD COMPANIES INC., a Delaware corporation (“Holdings”), and THE CHASE MANHATTAN BANK, as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

                  A. Reference is made to (a) the 364-Day Credit Agreement dated as of November 6, 2001 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among American Standard Companies Inc., American Standard Inc., American Standard International Inc., the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent and Swingline Lender, Bank of America, N.A., Citibank, N.A. and Deutsche Bank AG, as Co-Syndication Agents, and The Industrial Bank of Japan Trust Company and Lloyds TSB Bank PLC, as Documentation Agents and (b) the Subsidiary Guarantee Agreement dated as of November 6, 2001, among the Guarantors and the Administrative Agent (the “Guarantee Agreement”).

                  B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

                  C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans. Pursuant to Section 5.08 of the Credit Agreement, each Material Subsidiary of Holdings (other than the Company and ASII) that is not a party to the Guarantee Agreement is required to enter into the Guarantee Agreement as a Guarantor. Section 20 of the Guarantee Agreement provides that additional Subsidiaries of Holdings may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of Holdings (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

                  Accordingly, the Administrative Agent and the New Guarantor agree as follows:

                  SECTION 1. In accordance with Section 20 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

                  SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

                  SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

                  SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

 2

                  SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower Agent.

                  SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

                  IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[Name Of New Guarantor],

by:	Name: Title: Address:

THE CHASE MANHATTAN BANK, as Administrative Agent,

by:	Name: Title:

EXHIBIT H

[FORM OF]

INDEMNITY, SUBROGATION and CONTRIBUTION AGREEMENT dated as of November 6, 2001, among AMERICAN STANDARD COMPANIES INC. (“Holdings”); AMERICAN STANDARD INC. and AMERICAN STANDARD INTERNATIONAL INC. (collectively, the “Borrowers”); each of the subsidiaries listed on Schedule I hereto (collectively, the “Guarantors”) of American Standard Companies Inc; and THE CHASE MANHATTAN BANK, as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

                  Reference is made to (a) 364-Day Credit Agreement dated as of November 6, 2001 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among American Standard Companies Inc., American Standard Inc., American Standard International Inc., the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent and Swingline Lender, Bank of America, N.A., Citibank, N.A. and Deutsche Bank AG, as Co-Syndication Agents, and The Industrial Bank of Japan Trust Company and Lloyds TSB Bank PLC, as Documentation Agents and (b) the Subsidiary Guarantee Agreement dated as of November 6, 2001, among the Guarantors and the Administrative Agent (the “Guarantee Agreement”). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  The Lenders have agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guarantee Agreement) of the Credit Parties under the Credit Agreement and other Credit Parties pursuant to the Guarantee Agreement. The obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by Holdings, the Borrowers and the Guarantors of an agreement in the form hereof.

                  Accordingly, Holdings, the Borrowers, each Guarantor and the Administrative Agent agree as follows:

                  SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), Holdings and each Borrower agrees that in the event a payment shall be made by any Guarantor under the Guarantee Agreement, Holdings and each Borrower shall be jointly and severally liable to indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

                  SECTION 2. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement to satisfy a claim of the Administrative Agent or any Lender and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by Holdings and the Borrowers as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

                  SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of Holdings, any Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

                  SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or

2

be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Lender or any Guarantor upon the bankruptcy or reorganization of Holdings, any Borrower, any Guarantor or otherwise.

                  SECTION 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Administrative Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Administrative Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrowers, the Guarantors and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

                  SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

                  SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. No Borrower or Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

                  SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by each Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Credit Documents shall be considered to have been relied upon by the Administrative Agent, the other Lender and each Guarantor and shall survive the making by the Lenders of the Loans, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Credit Documents is outstanding and unpaid and as long as the Commitments have not expired or been terminated.

                  (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Administrative Agent. Delivery of an executed signature page to this Agreement by fax transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                  SECTION 11. Rules of Interpretation. The rules of interpretation specified in Sections 1.02 to 1.05 of the Credit Agreement shall be applicable to this Agreement.

3

                  SECTION 12. Additional Guarantors. Pursuant to Section 5.08 of the Credit Agreement, each Material Subsidiary (other than the Company and ASII) is required to enter into this Agreement as a Guarantor. Upon execution and delivery, after the date hereof, by the Administrative Agent and such a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

4

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

AMERICAN STANDARD ITALIA SRL,

by:

Name:

Title:

WABCO STANDARD TRANE BV,

by:

Name:

Title:

A-S DEUTSCHLAND GMBH,

by:

Name:

Title:

AMERICAN STANDARD (UK) CO.,

by:

Name:

Title:

WABCO STANDARD GMBH,

by:

Name:

Title:

WABCO STD. FRENCH HOLDINGS SARL,

by:

Name:

Title:

AMERICAN STANDARD EUROPE BV,

by:

Name:

Title:

5

AMERICAN STANDARD PLUMBING (UK) LTD.,

by:

Name:

Title:

IDEAL STANDARD LTD.,

by:

Name:

Title:

TRANE EXPORT LLC ,

by:

Name:

Title:

WABCO AUTOMOTIVE BV ,

by:

Name:

Title:

WABCO AUTOMOTIVE HOLDINGS INC.,

by:

Name:

Title:

6

WABCO EUROPE BV,

by:

Name:

Title:

WABCO FAHRZEUGSYSTEME GMBH,

by:

Name:

Title:

WABCO GMBH,

by:

Name:

Title:

WABCO GMBH & CO. OHG,

by:

Name:

Title:

THE CHASE MANHATTAN BANK, as Administrative Agent,

by:

Name:

Title:

7

SCHEDULE I
to the Indemnity Subrogation
and Contribution Agreement

Guarantors

Name

American Standard Italia S.r.L.
American Standard (UK) Co.
American Standard Europe BV
American Standard Plumbing (UK) Ltd.
A-S Deutschland GmbH
Ideal Standard Ltd.
Trane Export LLC
WABCO Automotive BV
WABCO Automotive Holdings Inc.
WABCO Europe BV
WABCO Fahrzeugsysteme GmbH
WABCO GmbH
WABCO GmbH & Co. OHG
WABCO Standard Trane BV
WABCO Standard French Holdings SARL
WABCO Standard GmbH

1

Annex 1 to
the Indemnity, Subrogation and
Contribution Agreement

SUPPLEMENT NO. dated as of [ ], to the Indemnity, Subrogation and Contribution Agreement dated as of November 6, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the “Indemnity, Subrogation and Contribution Agreement”), among AMERICAN STANDARD COMPANIES INC. (“Holdings”); AMERICAN STANDARD INC. and AMERICAN STANDARD INTERNATIONAL INC. (collectively, the “Borrowers”); each of the subsidiaries listed on Schedule I hereto (collectively, the “Guarantors”) of American Standard Companies Inc; and THE CHASE MANHATTAN BANK, as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

                  A. Reference is made to (a) the 364-Day Credit Agreement dated as of November 6, 2001 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, American Standard Inc., American Standard International Inc., the Borrowing Subsidiaries, the Lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent, Bank of America, N.A., Citibank, N.A. and Deutsche Bank AG, as Co-Syndication Agents, and The Industrial Bank of Japan Trust Company and Lloyds TSB Bank PLC, as Documentation Agents, and (b) the Indemnity, Subrogation and Contribution Agreement dated as of November 6, 2001, among the Guarantors and the Administrative Agent (the “Indemnity, Subrogation and Contribution Agreement”).

                  B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

                  C. The Borrowers and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans. Pursuant to Section 5.08 of the Credit Agreement, each Material Subsidiary (other than the Company and ASII) is required to enter into the Indemnity, Subrogation and Contribution Agreement as a Guarantor. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries of Holdings may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of Holdings (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

                  Accordingly, the Administrative Agent and the New Guarantor agree as follows:

                  SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a “Guarantor” in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

                  SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by fax transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

2

                  SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

                  SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

                  SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

                  IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

[Name Of New Guarantor],

by:

Name:

Title:

Address:

THE CHASE MANHATTAN BANK, as Administrative Agent,

by:

Name:

Title:

3

SCHEDULE I
to Supplement No.___ to the Indemnity
Subrogation and Contribution Agreement

Guarantors

Name

Schedule 1.01 Initial Material Subsidiaries

Borrowers/Material Subs
American Standard Companies Inc.
American Standard Inc.
American Standard International Inc.
American Standard Italia S.r.L.
American Standard (UK) Co.
WABCO Standard Trane BV
A-S Deutschland GmbH
WABCO Standard GmbH
WABCO Standard French Holdings SARL

Guarantors/Material Subs
Trane Export LLC
WABCO GmbH & Co. OHG
American Standard Plumbing (UK) Ltd.

Guarantors/Subsidiaries that hold Equity in Material Subs
WABCO Automotive Holdings Inc.
WABCO Fahrzeugsysteme GmbH
WABCO GmbH
WABCO Automotive BV
WABCO Europe BV
American Standard Europe BV
Ideal Standard Ltd.

Schedule 3.06 Litigation

[Nothing to disclose]

Schedule 3.10 Environmental

[Nothing to disclose]

Schedule 6.02 Existing Liens

[Nothing to disclose.]

Schedule 6.03 Existing Sale Leaseback Transactions

On March 29, 2001 American Standard Inc. entered into a sale and lease back arrangement of its interest in a corporate center located at One Centennial Avenue, Piscataway, New Jersey for US $22,000,000.00 with CRIC, Inc.

On June 28, 2001 Wabco France SNC entered into a sale and lease back arrangement of its land and building located in Claye-Sauilly, France for FF 46,000,000.00 (US $5,950,000.00) with CMCIC Lease SA and Natexis Bail SA.

Schedule 2.01

American Standard
Lenders and Commitments
364-Day Credit Agreement

Lender	Commitment

The Chase Manhattan Bank	$21,923,076.92

Bank of America, N.A	$18,923,076.92

The Industrial Bank of Japan Trust Company	$18,923,076.92

Deutsche Bank AG, New York Branch	$18,923,076.92

Lloyds TSB Bank PLC	$18,923,076.92

Citibank, N.A	$18,923,076.92

Fleet National Bank	$16,153,846.15

The Bank of Nova Scotia	$16,153,846.15

ABN AMRO Bank N.V	$13,846,153.85

BNP Paribas	$13,846,153.85

Credit Industriel et Commercial	$11,538,461.54

The Bank of New York	$11,538,461.54

Bank of Tokyo-Mitsubishi Trust Company	$11,538,461.54

Barclays Bank PLC	$11,538,461.54

HSBC Bank USA	$11,538,461.54

Credit Agricole Indosuez	$11,538,461.54

Credit Lyonnais New York Branch	$11,538,461.54

Bayerische Hypo- und Vereinsbank AG, New York Branch	$9,230,769.23

Natexis Banques Populaires	$5,769,230.77

PB Capital Corporation	$5,769,230.77

Firstar Bank, NA	$5,769,230.77

2

Lender	Commitment

Societe Generale	$5,769,230.77

Banca Nazionale del Lavoro S.p.A.- New York Branch	$4,615,384.62

Allied Irish Bank PLC	$3,461,538.46

IntesaBCI, New York Branch	$2,307,692.31

Total	$300,000,000.00

Schedule 2.17 — Payment Instructions

The Chase Manhattan Bank New York, NY 10017 ABA#: 021000021 Credit: American Standard, Inc. Account#: 144081727

Schedule 6.04 Subsidiary
Indebtedness

		IN MILLIONS	IN MILLIONS
		LOCAL	FACILITY IN
		CURRENCY	LOCAL
SUBSIDIARIES (NON MATERIAL SUBSIDIARIES OR BORROWERS)	CURRENCY	AMOUNT	CURRENCY
AMERICAN INDUSTRIAL PLASTICS CO.	EGP	35,969.11	41,556.91

AMERICAN STANDARD TRANE JAPAN, LTD.	JPY	1,432,332.18	1,735,072.39

AMERICAN STANDARD KOREA, INC.	KRW	319,551.32	3,912,873.35

AMERICAN STANDARD SANITARYWARE (THAILAND) PUBLIC COMPANY LTD.	THB	142,927.02	170,053.81

AMSTAN SANITARYWARE INC.	V DONG	48,754,875.49	90,009,000.90

A-S AIRCONDITIONING PRODUCTS LTD.	RMB	233,410.86	372,464.14

A-S PLUMBING PRODUCTS LTD.			82,769.81

IDEAL STANDARD S.A.	EGP	6,755.66	27,627.89

ISLAMIC ACRYLIC COMPANY S.A.E.	EGP	24,836.12	39,425.79

JADO FRANCE S.A.	FRF	641.42	7,661.39

JADO GERMANY	DEM	—	934.98

JADO IBERIA PRODUCTOS METAL URGICOS, S.A.	PTE	107,166.19	500,108.91

JADO ITALIA	ITL	1,607,236.77	2,877,879.46

MELOH GERMANY	DEM	2,379.95	2,379.95

PT AMERICAN STANDARD INDONESIA	IDR	7,776.28	19,319.94

SANIFRANCE	FRF	3,534.93	—

SANITARY WARES MFG. CORP.	PHP	144,346.31	150,200.27

SANWAB E.B.S. INC.	JPY	316,979.78	358,980.50

SOCIETE TRANE	FRF	2,031.16	—

TDU PTY. LTD.	AUD	7,500.15	9,027.28

TRANE AIRE ACONDICIONADO S.A.	PTE	1,742.54

TRANE de MEXICO, S.A. de C.V.	MXN	3,638.97	76,408.79

TRANE do BRAZIL INDUSTRIA e COMERCIO LTDA.	REAL	197.56	6,765.75

TRANE HONG KONG	HKD	179.39

TRANE S.A.E.	EGP	8,848.43	8,848.43

TROC AIR CONDITIONING, LTD.	TWD	106,054.86	253,234.43

VENBORGH HOLDING B.V.	NLG	4,000.91

WABCO KOREA INC.	KRW	2,035,998.43	2,608,582.24

WABCO PERROT BREMSEN GmbH	DEM	5,663.01	2,001.71

TOTAL

CAPITALIZED LEASES INCLUDED IN DEBT TOTAL =$1,199

	$ in millions	$ in millions
SUBSIDIARIES (NON MATERIAL SUBSIDIARIES OR BORROWERS)	DEBT	FACILITY	GUARANTEED
AMERICAN INDUSTRIAL PLASTICS CO.	8,439	9,750	—

AMERICAN STANDARAD TRANE JAPAN, LTD.	11,970	14,500	By Asi

AMERICAN STANDARD KOREA, INC.	245	3,000	By Asi

AMERICAN STANDARD SANITARYWARE (THAILAND) PUBLIC COMPANY LTD.	3,214	3,824	By Asi

AMSTAN SANITARYWARE INC.	3,250	6,000	By Asi

A-S AIRCONDITIONING PRODUCTS LTD.	28,200	45,000	By Asi

A-S PLUMBING PRODUCTS LTD.	0	10,000	By Asi

IDEAL STANDARD S.A.	1,585	6,482	—

ISLAMIC ACRYLIC COMPANY S.A.E.	5,827	9,250	—

JADO FRANCE S.A.	90	1,075	—

JADO GERMANY	0	440

JADO IBERIA PRODUCTOS METAL URGICOS, S.A.	492	2,296	—

JADO ITALIA	764	1,368	—

MELOH GERMANY	1,120	1,120	—

PT AMERICAN STANDARD INDONESIA	805	2,000	By Asi

SANIFRANCE	496	0.000	—

SANITARY WARES MFG. CORP.	2,811	2,925	By Asi

SANWAB E.B.S. INC.	2,649	3,000	By Asi

SOCIETE TRANE	285	—	—

TDU PTY. LTD.	3,654	4,398	By Asi

TRANE AIRE ACONDICIONADO S.A.	8	—	—

TRANE de MEXICO, S.A. de C.V.	381	8,000	By Asi

TRANE do BRAZIL INDUSTRIA e COMERCIO LTDA.	73	2,500	By Asi

TRANE HONG KONG	23	—	—

TRANE S.A.E.	2,076	2,076	—

TROC AIR CONDITIONING, LTD.	3,074	7,340	By Asi

VENBORGH HOLDING B.V.	1,671	—	—

WABCO KOREA INC.	1,561	2,000	By Asi

WABCO PERROT BREMSEN GmbH	2,665	942	—

TOTAL	87,428	149,286

CAPITALIZED LEASES INCLUDED IN DEBT TOTAL =$1,199